UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

______________

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): January 3, 2013 (December 28, 2012)

UNIVERSAL BUSINESS PAYMENT SOLUTIONS ACQUISITION CORPORATION

(Exact Name of Registrant as Specified in Charter)

Delaware	001-35170	90-0632274
(State or Other Jurisdiction	(Commission	(IRS Employer
of Incorporation)	File Number)	Identification No.)

150 North Radnor-Chester Rd, Suite F-200	19087

(Address of Principal Executive Offices) (Zip Code)

(610) 977-2482

(Registrant’s Telephone Number, Including Area Code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e 4(c))

Item 1.01 Entry into a Material Definitive Agreement

Note Purchase Agreement and Secured Convertible Notes

On December 28, 2012 (the “Closing Date”), Universal Business Payment Solutions Acquisition Corporation (“UBPS” or “we” or “us” or “our”) entered into a Secured Convertible Note Agreement (the “Note Agreement”) with Special Opportunities Fund, Inc., R8 Capital Partners, LLC, Bulldog Investors General Partnership, Ira Lubert, Mendota Insurance Company and American Services Insurance Company, Inc. (collectively, the “Note Investors”) interested investors pursuant to which, UBPS issues $10 million in promissory notes secured by 50% of UBPS’s ownership of JetPay, LLC (“JetPay”). In connection with the Note Agreement, the Company entered into separate Secured Convertible Promissory Notes with each of the Investors (the “Notes”). Amounts outstanding under the Notes will accrue interest at a rate of 12% per annum. The Notes mature on December 31, 2014. The Notes are not prepayable.

Pursuant to the Notes, the Note Investors will be entitled to convert all or any amounts outstanding under the Notes into common stock of UBPS, par value $0.001 (“Common Stock”) at a conversion price of $5.15 per share, subject to certain adjustments.

In connection with the Note Agreement, UBPS entered into Registration Rights Agreements (the “Note Registration Rights Agreements”) on the Closing Date with each of the Note Investors, pursuant to which UBPS agreed to provide registration rights with respect to the shares issuable upon conversion whereby the Note Investors would be entitled up to three “demand” registration requests and unlimited “piggy back” registration requests. To the extent a registration for the shares has not been declared effective by June 30, 2013, the conversion price will be reduced by $0.15 per share with additional reductions of $0.05 per share for every 30 days thereafter until a registration has been declared effective.

Pursuant to the Notes, the Note Investors will be entitled to convert all or any amounts outstanding under the Notes into common stock of UBPS, par value $0.001 (“Common Stock”) at a conversion price of $5.15 per share, subject to certain adjustments.

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In connection with the Notes, certain stockholders of UBPS agreed to transfer up to approximately 840,000 shares of Common Stock that they acquired prior to UBPS’s initial public offering to certain of the Note Investors. Such shares were previously held in an escrow account established at the time of UBPS’s initial public offering pursuant to Stock Escrow Agreements, each dated as of May 13, 2011, among each such stockholder, UBPS and Continental Stock Transfer & Trust Company. Following the proposed transfers, such shares will no longer be held in escrow. As part of such share issuance, UBPS entered into Registration Rights Agreements (the “Transfer Registration Rights Agreements”), dated as of the Closing Date, with such investors which entitle such investors to up to three “demand” registration requests and unlimited “piggy back” registration requests.

As partial consideration for Mr. Lubert to enter into the Note Agreement, UBPS agreed, pursuant to the Stock Escrow Termination Agreement (the “Escrow Termination Agreement”), dated as of the Closing Date, to terminate the Stock Escrow Agreement, dated as of May 13, 2011, among Mr. Lubert, UBPS and Continental Stock Transfer & Trust Company (the “Agent”), with respect to 826,000 shares of Common Stock. Following the proposed transfers, such shares will no longer be held in escrow.

The foregoing description of the Note Agreement, Notes, Note Registration Rights Agreements, Transfer Registration Rights Agreements and Escrow Termination Agreement and the transactions contemplated thereby do not purport to be complete and are qualified in their entireties by reference to the Note Agreement, the form of Transfer Registration Rights Agreement and the Escrow Termination Agreement, which are attached hereto as Exhibits 10.1, 10.2 and 10.3, respectively, and incorporated by reference herein. The form of the Notes and Note Registration Rights Agreements are included as exhibits to the Note Agreement and attached hereto to Exhibit 10.1.

Warrant Termination Agreement

On the Closing Date, the Company and the Agent entered into the Warrant Termination Agreement (the “Warrant Termination Agreement”). The Warrant Termination Agreement was entered into in connection with the approval of the warrant proposal set forth in the Definitive Proxy Statement on Schedule 14A (the “Proxy Statement”) filed by UBPS with the Securities and Exchange Commission (“SEC”) on November 13, 2012, on December 11, 2012 at a meeting of the warrantholder of UBPS, which such approval was disclosed by UBPS in a Current Report Form 8-K filed with the SEC. In connection with Warrant Termination Agreement and the approval of the warrant proposal, each issued and outstanding warrant will be converted into .1333 shares of Common Stock.

The foregoing description of the Warrant Termination Agreement and the transactions contemplated thereby do not purport to be complete and is qualified in its entirety by reference to the Warrant Termination Agreement, which is attached hereto as Exhibit 10.4, and incorporated by reference herein.

Assumption Agreement

On the Closing Date, UBPS entered into an Amendment, Guarantee and Waiver Agreement (the “Assumption Agreement”) with JetPay and Ten Lords Ltd. Pursuant to the Assumption Agreement, UBPS agreed to guarantee JetPay’s obligations with respect to an existing loan agreement between JetPay, Ten Lords, Ltd. and Providence Interactive Capital, LLC (collectively, the “Payees”). JetPay also agreed to compensate the Payees for any negative tax consequences as a result of the note remaining outstanding after December 31 2012. Amounts outstanding under the loan will be convertible at the holders’ option into Common Stock at a conversion price of $6.00 per share, unless JetPay is in default under the loan agreement, in which case, amounts outstanding under the loan agreement can be converted at the lower of (i) $6.00 per share and (ii) the average trading price of the Common Stock for the ten trading days prior to the delivery of notice requesting such conversion. JetPay also agreed to increase the interest rate on amounts outstanding under the loan to 9.5% for the first 180 days after the execution of the Assumption Agreement and 13.5% thereafter.

In exchange, Ten Lords Ltd agreed to consent to the transactions contemplated by the Agreement and Plan of Merger, dated as of July 6, 2012, as amended, by and among UBPS, JP Merger Sub, LLC, JetPay, WLES, L.P., and Trent Voigt (the “JetPay Agreement”). JetPay was obligated to pay any amounts still outstanding on the existing loan in excess of $6 million upon closing of the transactions contemplated by the JetPay Agreement. All amounts outstanding under the loan agreement must be repaid within one year.

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The foregoing descriptions of the Assumption Agreement and the transactions contemplated thereby do not purport to be complete and are qualified in their entirety by reference to the Assumption Agreement attached hereto as Exhibit 10.5 and incorporated by reference herein.

Loan and Security Agreement

On December 28, 2012, A. D. Computer Corporation (“ADC”) and Payroll Tax Filing Services, Inc. (“PTFS”, together with ADC, the “Borrowers”), as borrowers, entered into a Loan and Security Agreement (the “Loan and Security Agreement”) with Metro Bank as the lender for a term loan with a principal amount of $9,000,000. Amounts outstanding under the notes will accrue interest at a rate of 4% per annum. The loan matures on December 28, 2019 and amortizes over the course of the loan in equal monthly installments.

The loans are guaranteed by UBPS and are secured by all assets of ADC and PTFS, as well as a pledge by UBPS of its ownership of ADC. The Loan and Security Agreement contains affirmative and negative covenants, including limitations on the incurrence of indebtedness, liens, transactions with affiliates and other customary restrictions for loans of this type and size. The Borrowers are also subject to financial covenants related to their debt coverage ratio and total leverage ratio during the term of the loan. The loans may be prepaid at the option of the Borrowers without any premium or penalty and are subject to mandatory prepayments upon certain asset sales, casualty events, the incurrence of indebtedness and issuance of capital stock.

In connection with the Loan and Security Agreement, ADC and UBPS entered into an Advisory Agreement dated as of December 28, 2012, pursuant to which ADC agreed to pay UBPS $30,000 per month, payable in advance each quarter, for certain advisory services UBPS will provide ADC. The Advisory Agreement has a term of ten years.

In order to use the proceeds of the Loan and Security Agreement to fund a portion of the proceeds due pursuant to the ADC Agreement, on December 28, 2012, UBPS executed a promissory note (the “Intercompany Note”) in favor of ADC in the amount of $9 million. All principal and interest is due on December 28, 2020. Interest on amounts due on the Intercompany Note at the Applicable Federal Rate as required by Section 7872(f)(2)(B) of the Internal Revenue Code. The Intercompany Note is prepayable in full or in part at any time without penalty.

The foregoing descriptions of the Loan and Security Agreement, Advisory Agreement and Intercompany Note and the transactions contemplated thereby do not purport to be complete and are qualified in their entireties by reference to the Loan and Security Agreement, Advisory Agreement an d Intercompany Note attached hereto as Exhibits 10.6, 10.7 and 10.8, respectively and incorporated by reference herein.

Note and Indemnity Side Agreement

In connection with the closing of the transactions contemplated by the JetPay Agreement, UBPS, JP Merger Sub, LLC, WLES, L.P. and Trent Voigt entered into a Note and Indemnity Side Agreement (the “Note and Indemnity Side Agreement”) dated as of December 28, 2012. Pursuant to the Note and Indemnity Side Agreement, UBPS agreed to issue a promissory note in the amount of $2,331,368.68 in favor of WLES, L.P. Interest accrues on amounts due under the note at a rate of 5% per annum. The note is due in full on December 31, 2017. The note can be prepaid in full or in part at any time without penalty. As partial consideration for offering the note, UBPS and JP Merger Sub, LLC agreed to waive certain specified indemnity claims against WLES, L.P. and Mr. Voigt to the extent the losses under such claims do not exceed $2,331,368.68.

The foregoing description of the Note and Indemnity Side Agreement and the transactions contemplated thereby do not purport to be complete and is qualified in its entirety by reference to the Note and Indemnity SideAgreement, which is attached hereto as Exhibit 10.9, and incorporated by reference herein.

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Item 2.01 Completion of Acquisition or Disposition of Assets

On the Closing Date, pursuant to the JetPay Agreement and the Agreement and Plan of Merger, dated as of July 6, 2012, as amended, by and among UBPS, ADC Merger Sub, Inc., ADC, PTFS, Carol and C. Nicholas Antich as Joint Tenants, C. Nicholas Antich, Carol Antich, Eric Antich, Lynn McCausland, the B N McCausland Trust, Joel E. Serfass and C. Nicholas Anitch as Representative (the “ADC Agreement” and collectively with the JetPay Agreement, the “Acquisition Agreements”), ADC Merger Sub, Inc., a wholly owned subsidiary of UBPS and JP Merger Sub, LLC, a wholly owned subsidiary of UBPS, merged with and into ADC and JetPay, respectively with ADC and JetPay surviving such mergers. The summaries of each of the Acquisition Agreements contained in the Proxy Statement are incorporated herein by reference. The description of the terms of JetPay Agreement and ADC Agreement are qualified in their entirety by reference to the JetPay Agreement and the ADC Agreement attached hereto as Exhibits 2.1 and 2.2, respectively, and incorporated herein by reference.

In connection with UBPS’s Amended and Restated Certificate of Incorporation, UBPS’s stockholders, other than its initial stockholders who acquired Common Stock prior to its initial public offering, had the right upon consummation of an initial business combination to redeem their shares of Common Stock for their pro rata share of the funds being held in a trust account containing proceeds from the initial public offering. On the Closing Date, 9,994,625 shares were redeemed and subsequently canceled by UBPS.

On the Closing Date, UBPS caused $16 million in cash to be delivered to the stockholders of ADC and approximately $6.8 million to WLES, L.P., JetPay’s sole member. Additionally, UBPS issued 1 million shares of Common Stock to the stockholders of ADC and 3,666,667 shares of Common Stock to WLES, L.P., 3,333,333 of which was deposited in an escrow account to secure the obligations of WLES, L.P. under the JetPay Agreement.

Prior to the mergers, UBPS was a blank check company with no operations, formed as a vehicle for an acquisition of one or more operating businesses. The following information, which is required by Item 2.01(f) of Form 8-K, reflects the post-merger company on a consolidated basis (the “Company”).

Business

The Company has not been engaged in any business prior to the transactions described in Items 1.01 and 2.01 above. Following the consummation of the Acquisition Agreements, the Company’s business will consist of the businesses of ADC and JetPay. The businesses of ADC and JetPay (collectively, the “Businesses”) are described in the Proxy, in the sections titled “Information about AD Computer”, and “Information about JetPay”, each of which section is incorporated herein by reference.

Risk Factors

The risks associated with the Businesses are described in the Proxy Statement in the section titled “Risk Factors”, which is incorporated herein by reference.

Financial Information

The information in the Proxy Statement contained on pages F-19 through F-32, F-68 through F-80, F-93 through F-117 and F-126 through F-140 is incorporated herein by reference.

SELECTED HISTORICAL FINANCIAL INFORMATION OF UBPS

(In $000’s)

UBPS is providing the information set forth below to assist you in your analysis of the financial aspects of the business combination. The following selected financial information of UBPS as of and for the periods ended September 30, 2012 and 2011, has been derived from UBPS’s unaudited financial statements for 2012 and audited financial statements for 2011, which are included in this filing. The financial information of UBPS as of and for the fiscal year ended September 30, 2011, has been derived from UBPS’s audited financial statements for that year, which are incorporated by reference herein.

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The information set forth below is only a summary and is not necessarily indicative of the results of future operations of UBPS or the combined company, and you should read the following information together with UBPS’s audited consolidated financial statements, the notes related thereto and the section entitled “Management’s Discussion and Analysis of Financial Condition and Results of Operations”, which appears below.

	For the Period
	November 12, 2010	For the Twelve
	(Inception) through	Months Ended
	Sept 30, 2011	Sept 30, 2012 (unaudited)
Income Statement Data:
Other Income	$7	$22
Total Expenses	(97)	(637)
Net Income	(90)	(615)
Average Weighted Shares	3,363,742	3,825,660
Gain (Loss) Per Share	$(0.03)	$(0.16)

Selected Balance Sheet Data:
Current Assets	$69	$24
Other Assets	68,931	68,811
Total Assets	69,000	68,835
Current Liabilities	14	593
Common Stock Subject to Redemption	63,906	63,777
Capital	5,080	4,465
Total Capital & Liabilities	69,000	68,835

MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION

AND RESULTS OF OPERATIONS OF UBPS

Overview

The following Management’s Discussion and Analysis of Financial Condition and Results of Operations should be read in conjunction with UBPS’s financial statements and the related notes thereto. UBPS has a current fiscal year end of September 30. Upon consummation of the transactions contemplated by the Acquisition Agreements, UBPS will adopt a fiscal year end of December 31.

UBPS was formed on November 12, 2010, to serve as a vehicle to effect a merger, capital stock exchange, asset acquisition or other similar business combination with an operating business. UBPS intends to utilize cash derived from the proceeds of its initial public offering, its capital stock, debt or a combination of cash, capital stock and debt, in effecting this Acquisition and other future business combinations.

To date, UBPS has neither engaged in any operations nor generated any revenues, except interest income. UBPS's entire activity since inception has been to search for targets for a business combination.

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Results of Operations

(Dollar amounts in thousands)

	For the Period
	November 12, 2010	For the Twelve
	(Inception) through	Months Ended
	Sept 30, 2011	Sept 30, 2012 (unaudited)
Revenues:
Fees	$-	$-
Interest Income	7	22
Total Revenue	7	22

Costs & Expenses:
Related Party Expense	37	90
Operating Expense	60	547
Total Cost & Expenses	97	637

Net Income	$(90)	$(615)

For the period from November 12, 2010 (inception) to September 30, 2012, UBPS had a net loss of ($615), consisting of interest income of $22 less operating expenses of ($637). For the twelve months ended September 30, 2011, UBPS had a net loss of ($90), consisting of interest income of $7 and expenses of ($97).

Financial Condition and Liquidity

On May 13, 2011 UBPS consummated its initial public offering (the “Offering”) of 12,000,000 units at a price of $6.00 per unit. Simultaneously with the Offering, certain of the initial stockholders in UBPS and the underwriters of the Offering purchased 6,960,000 warrants at $0.50 per warrant (for an aggregate purchase price of $3,480,000) from the Company. UBPS raised aggregate gross proceeds of $75,480,000 from the Offering and the warrant offering, of which $72,720,000 is being held in a trust account for our benefit. UBPS intend to use this cash, our capital stock, incurred debt, or a combination of cash, capital stock, and debt, in effecting our initial business combination.

UBPS has not conducted any operations nor generated any revenues to date. Our entire activity since inception up to the closing of the Offering was in preparation for that event. After the Offering, our activity has been limited to the evaluation of business combination candidates, and UBPS will not be generating any operating revenues until the closing and completion of our initial business combination. UBPS incurred increased expenses as a result of being a public company (for legal, financial reporting, accounting and auditing compliance), as well as for due diligence expenses.

UBPS incurred a net loss of ($704) for the period from November 12, 2010 (inception) through September 30, 2012. Until UBPS enters into a business combination, UBPS will not generate revenues.

As of September 30, 2012, UBPS had approximately $23,000 in its operating bank account. On May 13, 2011, after the consummation of the Offering, approximately $600,000 was placed into its operating bank account to be available for use by management to cover operating costs and the costs associated with identifying a target business and negotiating a business combination. Of this amount, approximately $340,000 was used to pay accrued offering costs and $125,000 was used to repay notes held by certain of UBPS’s initial stockholders.

UBPS used the approximately $69,000 of remaining net proceeds not held in the trust account plus the interest earned on the funds held in the trust account that were released to us to fund our working capital requirements. As of September 30, 2012, U.S Treasury Bills with maturities less than six month were approximately yielding under .05%. UBPS believes such rates are representative of those UBPS may receive on the balance of the trust account. From December 6, 2010 through September 30, 2012, UBPS issued a series of principal amount unsecured promissory notes to UBPS Services, LLC, an entity controlled by Mr. Shah totaling $355,000. These notes are non-interest bearing and are payable on the earlier of their anniversary or the consummation of an initial business combination.

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The net proceeds from the Offering, after deducting offering expenses of approximately $473,000 and underwriting discounts of $2,160,000, were approximately $69,366,994. Of this amount, $69,240,000, plus the $3,480,000 UBPS received from the warrant offering, was being held in the trust account. The remaining net proceeds not in trust were being used for working capital purposes. To the extent that Common Stock was used in whole or in part as consideration to effect a business combination, the remaining proceeds held in the trust account as well as any other net proceeds not expended will be used as working capital to finance the operations of the target business. Such working capital funds could be used in a variety of ways including continuing or expanding the target’s business operations, for strategic acquisitions and for marketing, research and development of existing or new products.

SELECTED HISTORICAL FINANCIAL INFORMATION OF JETPAY

(In $000’s)

JetPay is providing the information set forth below to assist you in your analysis of the financial aspects of the business combination. The following selected consolidated financial information of JetPay as of and for the nine months ended September 30, 2012 and 2011, has been derived from JetPay’s unaudited financial statements for 2012, which are included in this filing and management’s presentation for 2011, which is not included in this filing. The consolidated financial information of JetPay as of and for the fiscal year ended December 31, 2011and 2010 has been derived from JetPay’s audited financial statements for that year, which are incorporated by reference herein.

The information set forth below is only a summary and is not necessarily indicative of the results of future operations of JetPay or the combined company, and you should read the following information together with JetPay’s audited consolidated financial statements, the notes related thereto and the section entitled “Management’s Discussion and Analysis of Financial Condition and Results of Operations”, which appears below.

	For the Nine	For the Nine
	Months Ended	Months Ended	Year Ended
	Sept 30, 2012 (unaudited)	Sept 30, 2011 (unaudited)	2011
Income Statement Data:
Total Revenues	$14,082	$12,970	$17,473
Total Expenses	13,934	9,610	15,321
Net Income	148	3,360	2,152

Selected Balance Sheet Data:
Current Assets	2,693	2,823	3,974
Other Assets	3,466	1,587	1,524
Total Assets	6,159	4,410	5,498
Current Liabilities	2,277	1,901	2,267
Long-Term Liabilities	7,634	8,104	7,874
Capital	(3,752)	(5,595)	(4,643)
Total Capital & Liabilities	6,159	4,410	5,498

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MANAGEMENT’S DISCUSSION AND ANALYSIS OF
FINANCIAL CONDITION AND RESULTS OF OPERATIONS

Components of Revenue and Expenses

Revenues

JetPay’s revenues fall into two categories: transaction processing revenue and merchant discount revenue. JetPay’s processing revenues consist of billings of transaction fees to its merchant and independent sales organization (“ISO”) customers. JetPay’s discount revenues are generally a fixed percentage of the merchant’s dollar volume. Merchant billings primarily consist of transaction fees and discount fees, which are a percentage of the dollar amount of each credit or debit transaction. JetPay derives the balance of its merchant billings from a variety of fixed transaction or service fees, and fees for other miscellaneous services, such as handling charge-backs. Interchange costs are set by the card networks, and are paid based upon a percentage of transaction amounts and / or a fixed price per transaction. JetPay refers to the ratio of processing revenues to the dollar amount of card transactions processed as the “margin.” If margin increases, processing revenues will tend to increase accordingly. Further, both the number of merchants who process transactions, and the average dollar amount of transactions processed per merchant, will impact the total transaction volume and thus the total processing revenues. As such, growth in JetPay’s merchant count and / or growth in the same store transaction volume will also drive JetPay’s processing revenue growth. Revenues are recorded at the time service is provided.

Expenses

The most significant components of operating expenses are salaries and other employment costs. These costs are largely fixed in nature, increasing slightly with the growth in numbers of customers, but tending to grow with inflation. Assessments and bank costs include assessment fees payable to card associations, which are generally a percentage of card volume, and bank sponsorship costs which are largely based upon transaction counts and volumes. General and administrative expenses include fixed costs such as occupancy and office costs, outside services, and depreciation and amortization expense, which is recognized on a straight-line basis over the estimated useful life of the assets. General and administrative expenses also include charge-back losses, which vary over the long term based upon transaction volume processed by JetPay’s merchants, but can vary from period to period depending upon specific events in that period. Interest expense is primarily a result of a loan to buy out the interest of a former partner of JetPay. This expense is fixed based upon a schedule of increasing interest rates over the life of the loan.

Results of Operations

(Dollar amounts in thousands)

			Nine Months	Nine Months
	Year Ended 2011	Year Ended 2010	Ended September 30, 2012	Ended September 30, 2011
Revenues:
Processing Fees	$17,473	$15,608	$14,082	$12,970
Interest Income	43	3	52	25
Total Revenue	17,516	15,611	14,134	12,995

Costs & Expenses:
Cost Of Goods Sold	7,684	7,323	6,944	5,881
Operating Expenses	2,311	1,978	1,948	1,661
Selling And Administrative	4,761	2,897	4,634	2,144
Interest Expense	389	12	395	256
Sales Tax	219	56	81	169
Total Cost & Expenses	15,364	12,266	14,002	10,111

Net Income	$2,152	$3,345	$132	$2,884

Comparison of years ended December 31, 2011 and December 31, 2010

JetPay’s processing revenues increased from $15,608 in 2010 to $17,473 in 2011, or 11.9%, and were driven by an increase in bank card volume of $382 million from 2010 to 2011, or 17.5%. The primary driver was an increase in the ISO business of $3,057, or 70.8%, as JetPay added 20 ISOs (going from 24 at year-end 2010 to 44 at year-end 2011). As the ISOs signed in 2010 added more merchants to JetPay. The direct merchant business line revenue growth was essentially flat from 2010 to 2011, despite adding another 517 merchants for a total of 3,027 at the end of 2011 versus 2,510 at the end of 2010, as margins declined among some larger customers. There was a decrease of 18.1% of revenues (from $6,388 in 2010 to $5,231 in 2011) for processing-only customers, as JetPay focused more on the ISO business. The two volume-driven costs (Costs of Goods Sold and Operating Expenses) combined increased 7.6% from 2010 to 2011, while Selling and Administrative Expenses increased 64.3%, or $1,864 from 2010 to 2011. The primary driver of this expense was a one-time loss of $1,908 with a merchant that delivered fraudulent transactions. This merchant was covered under JetPay’s chargeback insurance and insurance was been notified of a potential loss, and while management expects to be covered, JetPay elected to write this balance off in 2011. Without this one-time event, Selling and Administrative Expenses would have increased $250, or 8.6%. As a result of the foregoing, net income decreased from $3,345 in 2010 to $2,152 in 2011, or 35.6%. Without the one-time loss expense, net income would have increased from $3,345 in 2010 to 3,766 in 2011, a 12.6% increase.

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Comparison of nine months ended September 30, 2012 and September 30, 2011

JetPay’s processing revenues increased from $12,970 in 2011 to $14,082 in 2012, or 8.6%.The primary driver was an increase in the ISO business as JetPay as new ISOs signed in 2010 and 2011 added more merchants to JetPay. The direct merchant business line revenue declined slightly despite adding additional merchants, as JetPay lost a large customer (see Direct Air discussion below). There was also an increase in revenues processing-only customers as processing volumes increased. The two volume-driven costs (Costs of Goods Sold and Operating Expenses) combined increased $1,350, or 17.9% from 2011 to 2012, while Selling and Administrative Expenses increased over 100%, or $2,490 from 2010 to 2011. The primary drivers of these expenses were one-time costs and expenses related to Direct Air, as well as approximately $300 related to the proposed transaction. Direct Air, a JetPay customer since 2004, suddenly ceased operations on March 14, 2012 and declared bankruptcy. While JetPay and its sponsor bank have catastrophic insurance on this merchant, the resulting chargebacks from consumers were being funded until such time as the insurance claim can be validated. The insurance has a $250 deductible and a $25,000 limit. To date, JetPay has incurred $1,694 in losses, which are composed of $250 for the deductible, $911 for chargebacks over the $25,000 limit plus $532 related legal expense. As a result of the foregoing, net income decreased from $2,884 in 2011 to $132 in 2012.

Liquidity and Capital Resources

As of September 30, 2012, December 31, 2011, JetPay had cash and cash equivalents of approximately $0.8 million and $1.8 million respectively, of which $0.1 million and $0.1 million respectively was restricted cash. The decrease in cash at September 30, 2012 was a result of the Direct Air loss detailed above. JetPay expects that its cash flow from operations and proceeds from borrowings under JetPay’ lines of credit will be its primary sources of liquidity and will be sufficient to fund JetPay’ cash requirements for the next twelve months. See “Contractual Obligations” below for a description of future required uses of cash.

Operating activities

Net cash provided by JetPay’ operating activities was $0.2 million, and $2.9 million during the nine month period ended Sept 30, 2012, and 2011 respectively. Major differences between JetPay’s net income and cash provided by operating activities are typically depreciation and amortization, along with the timing differences between when JetPay recognizes revenues and expenses and when those revenues and expenses are collected or paid.

Investing activities

JetPay’ net cash used in investing activities was $0.2 million, and $0.2 million during the first nine months of 2012 and 2011 respectively. Net cash used in investing activities consisted of property and equipment expenditures. JetPay currently has no material capital spending or purchase commitments, but expects to continue to engage in capital spending in the ordinary course of business.

Financing activities

JetPay used cash for financing activities of $0.6 million, and $2.2 million during the first nine months of 2012 and 2011 respectively, consisting of repayments on JetPay’s loan and distributions to JetPay’s equity holders.

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Critical Accounting Policies

Reserve for Charge-back Losses

Disputes between a cardholder and a merchant periodically arise as a result of, among other things, cardholder dissatisfaction with merchandise quality or merchant services. Such disputes may not be resolved in the merchant’s favor. In these cases, the transaction is “charged back” to the merchant, which means the purchase price is refunded to the customer through the merchant’s bank and charged to the merchant. If the merchant has inadequate funds, JetPay must bear the credit risk for the full amount of the transaction. JetPay evaluates the risk for such transactions and estimates the potential loss for charge-backs based primarily on historical experience and records a loss reserve accordingly. JetPay believes its reserve for charge-back losses is adequate to cover both the known probable losses and the incurred but not yet reported losses at the balance sheet dates.

Unsettled Merchant Accounts

In certain cases, JetPay withholds funds payable to merchants while it verifies transaction activity. In other cases, JetPay withholds funds payable to merchants in order to provide a reserve fund for potential merchant charge-back losses. In each case, JetPay records an unsettled merchant account liability for the amounts payable to the merchants. JetPay also establishes cash reserves in segregated reserve merchant bank accounts to secure JetPay’s potential liability with their acquiring banks, which are classified as restricted cash on JetPay’s balance sheets.

Seasonality

JetPay’s revenues and earnings are impacted by the volume of consumer usage of credit and debit cards at the point of sale. For example, JetPay experiences increased point of sale activity during the first and second quarters due to season volumes of some merchants in JetPay’s portfolio. Revenues during the first and second quarters tend to increase in comparison to the remaining two quarters of JetPay’s fiscal year on a same store basis.

Off-Balance Sheet Arrangements

JetPay does not have transactions, arrangements and other relationships with unconsolidated entities that are reasonably likely to affect JetPay’s liquidity or capital resources. JetPay has no special purpose or limited purpose entities that provide off-balance sheet financing, liquidity or market or credit risk support, engage in leasing, hedging, research and development services, or other relationships that expose JetPay to liability that is not reflected on the face of the financial statements.

Contractual Obligations

JetPay’s material contractual obligations which will impact JetPay’s cash flows in future periods are JetPay’s loan to its former partner (which matures in 2016), and JetPay’s operating lease commitments, which are summarized in note 7 to JetPay’s annual financial statements. JetPay intends to pay off the loan to its former partner in connection with the consummation of the transactions contemplated by the JetPay Agreement. As of December 31, 2011, these obligations were as follows:

Contractual Obligations	Total	Less than 1 year	1-3 Years	3-5 Years	More than 5 Years
Long-Term Debt Obligations (1)	$8,239	$465	$1,166	$6,608	$-
Capital Lease Obligations	$-	$-	$-	$-	$-
Operating Lease Obligations	$-	$-	$-	$-	$-
Purchase Obligations	$-	$-	$-	$-	$-
Other Long-Term Liabilities Reflected on the Balance Sheet under GAAP	$-	$-	$-	$-	$-
Total	$8,239	$465	$1,166	$6,608	$-

($ in thousands)

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Effects of Inflation

JetPay’s monetary assets, consisting primarily of cash and receivables, are not significantly affected by inflation. JetPay’s non-monetary assets, consisting primarily of intangible assets, are not affected by inflation. JetPay believes that replacement costs of equipment, furniture and leasehold improvements will not materially affect JetPay’s operations. However, the rate of inflation affects JetPay’s expenses, such as those for employee compensation and other operating expenses, which may not be readily recoverable in the price of services offered by JetPay. The rate of inflation can also affect JetPay’s revenues by affecting JetPay’s merchant charge volume and corresponding changes to processing revenue.

SELECTED HISTORICAL FINANCIAL INFORMATION OF ADC

(In $000’s)

ADC is providing the information set forth below to assist you in your analysis of the financial aspects of the business combination. The following selected financial information of ADC as of and for the nine months ended September 30, 2012 and 2011, has been derived from ADC’s unaudited financial statements for 2012 and for 2011, which are included in this filing. The financial information of ADC as of and for the calendar years ended December 31, 2011 and 2010, has been derived from ADC’s audited financial statements for those years, which are incorporated by reference herein.

The information set forth below is only a summary and is not necessarily indicative of the results of future operations of ADC or the combined company, and you should read the following information together with ADC’s audited financial statements, the notes related thereto and the section entitled “Management’s Discussion and Analysis of Financial Condition and Results of Operations” which appears below.

	For the Nine	For the Nine
	Months Ended	Months Ended	Year Ended
	Sept 30, 2012 (unaudited)	Sept 30, 2011 (unaudited)	2011
Income Statement Data:
Total Revenues	$7,730	$7,616	$11,015
Total Expenses	6,764	6,139	10,951
Net Income	966	1,477	64

Selected Balance Sheet Data:
Current Assets	2,199	2,967	3,089
Other Assets	637	301	451
Total Assets	2,836	3,268	3,540
Current Liabilities	403	325	2,032
Long-Term Liabilities	-	-	-
Capital	2,433	2,943	1,508
Total Capital & Liabilities	2,836	3,268	3,540

SELECTED HISTORICAL FINANCIAL INFORMATION OF PTFS

PTFS is providing the information set forth below to assist you in your analysis of the financial aspects of the business combination. The following selected financial information of PTFS as of and for the nine months ended September 30, 2012 and 2011, has been derived from PTFS’s unaudited financial statements for 2012 and 2011. The financial information of PTFS as of and for the calendar years ended December 31, 2011 and 2010 has been derived from PTFS’s audited financial statements for those years, which are incorporated by reference herein.

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The information set forth below is only a summary and is not necessarily indicative of the results of future operations of PTFS or the combined company, and you should read the following information together with PTFS’s audited financial statements, the notes related thereto and the section entitled “Management’s Discussion and Analysis of Financial Condition and Results of Operations” which appears below.

	For the Nine	For the Nine	For the Twelve
	Months Ended	Months Ended	Months Ended
	Sept 30, 2012 (unaudited)	Sept 30, 2011 (unaudited)	December 31, 2011
Income Statement Data:
Total Revenues	$2,193	$2,150	$2,757
Total Expenses	1,891	1,712	2,681
Net Income	302	438	76

Selected Balance Sheet Data:
Current Assets	43,358	41,928	50,238
Other Assets	-	-	-
Total Assets	43,358	41,928	50,238
Current Liabilities	43,023	41,457	49,921
Long-Term Liabilities	30	30	30
Capital	305	441	287
Total Capital & Liabilities	43,358	41,928	50,238

ADC AND PTFS’S BUSINESSES

Management’s Discussion and Analysis of Financial Condition and Results of Operations

Overview

ADC serves approximately 5,000 clients and has focused on providing customized payroll solutions tailored to the specific needs of its clients. The needs of most clients are met through the many options and reporting capabilities available in its standard comprehensive system. For the more complex clients, numerous custom interfaces have been developed to integrate with general ledger systems, time and attendance systems and other in-house HR systems. ADC’s business strategy is focused on achieving strong long-term financial performance by providing high-quality, timely, accurate, and affordable services while steadily growing its client base.

A related company, PTFS, prepares, processes and files tax deposits and required federal, state and local payroll tax returns exclusively for clients of AD Computer. Approximately 4,400 clients of ADC use the services of PTFS. A separate trust account is maintained by PTFS, which is reconciled on a daily basis. PTFS is focused on continuing to grow its client base by providing a comprehensive solution to the tax filing and deposit requirements in a complex regulatory environment.

Revenues

The majority of ADC’s revenue is derived from its payroll processing operations, which includes the calculation, preparation, collection and delivery of employer payroll obligations and the production of internal accounting records and management reports. ADC experiences increased revenues at calendar year-end due to additional employer annual processing and filing requirements.

PTFS pays a portion of the fees it earns to ADC. In exchange for these fees, ADC provides PTFS with all of its clients and all of the information necessary to prepare tax deposits and filings. The fee payable by PTFS to ADC was equal to 50% of all fees collected by PTFS through December 31, 2010 and 45% thereafter.

The majority of PTFS’s revenue is derived from fee income as a result of the preparation of federal, state and local payroll tax returns and the collection and remittance of clients’ payroll tax obligations. PTFS experiences increased revenues at calendar year-end due to additional employer annual filing requirements.

PTFS’s trust account earnings represents the interest earned on the daily trust fund balance. This amount can fluctuate throughout the year based on the amount held in trust and changes in the corresponding applicable interest rate.

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Expenses

The most significant component of ADC’s operating expenses is payroll and related expenses. Payroll expense is largely fixed in nature, but tends to increase with capacity levels and inflation. A significant component of payroll expense represents shareholder bonuses, which are reflected in the year-end results of operations.

Another significant component of ADC’s operating expenses is cost of goods sold, which is primarily comprised of the direct expenses of the various payroll-processing departments within ADC. These expenses vary directly with payroll processing revenue.

ADC’s general and administrative expenses include items such as delivery, outside services, rent, office expense, insurance, sales and marketing, professional services and other costs incurred to support its business.

PTFS’s significant operating expenses are split between outside services and payroll and related expenses. Outside services represent the fees paid to ADC in exchange for all of PTFS’ clients and all the information necessary to prepare tax deposits and filings. Payroll expense is largely fixed in nature, but tends to increase with inflation. A significant component of payroll expense represents shareholder bonuses, which are reflected in the year-end results of operations.

PTFS’s general and administrative expenses include items such as office expense, computer program costs, insurance, professional services and other costs incurred to support its business.

Results of Operations (Dollar amounts in thousands)

AD Computer

			Nine Months	Nine Months
	Year Ended 2011	Year Ended 2010	Ended September 30, 2012 (unaudited)	Ended September 30, 2011 (unaudited)
Revenues:
Payroll Processing	$9,793	$9,443	$6,982	$6,860
Fee Income From PTFS	1,138	1,189	700	692
Other Income	84	91	48	64
Total Revenue	11,015	10,723	7,730	7,616

Costs & Expenses:
Cost Of Goods Sold	4,295	4,173	3,309	3,072
Payroll & Related Expense	5,544	5,285	2,467	2,307
General And Administrative	1,112	1,117	988	760
Total Cost & Expenses	10,951	10,575	6,764	6,139

Net Income	$64	$148	$966	$1,477

AD Computer’s payroll processing revenues increased from $9,443,000 in 2010 to $9,793,000 in 2011, or 3.7%, due primarily to increased payroll processing as a result of steady, organic growth in its client base. Fees received from PTFS decreased from $1,189,000 in 2010 to $1,138,000 in 2011, or 4.3%, due primarily to ADC’s reduced share of PTFS fees from 50% in 2010 to 45% in 2011, offset partially by an increase in the overall fees earned by PTFS.

ADC’s cost of goods sold, which varies directly with payroll processing fees, increased from $4,173,000 in 2010 to $4,295,000 in 2011, or 2.9%, due primarily to increased payroll processing as a result of steady, organic growth in its client base. Payroll and related expenses increased from $5,285,000 in 2010 to $5,544,000 in 2011, or 4.9%, due primarily to increased compensation and benefit costs. General and administrative expense remained relatively unchanged from 2010 to 2011.

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Comparison of nine months ended September 30, 2012 and September 30, 2011

ADC’s payroll processing revenues increased from $6.860,000 in 2011 to $6,982,000 in 2012, or 1.8%, due primarily to increased payroll processing as a result of steady, organic growth in its client base. Fees received from PTFS remained relatively unchanged from 2011 to 2012.

ADC’s cost of goods sold, which varies directly with payroll processing fees, increased from $3.072,000 in 2011 to $3,309,000 in 2012, or 7.7%, due primarily to increased payroll processing as a result of steady, organic growth in its client base. Payroll and related expenses increased from $2,307,000 in 2011 to $2,467,000 in 2012, or 6.9%, due primarily to increased compensation and benefit costs. General and administrative expense increased from $760,000 in 2011 to $988,000 in 2012, or 30.0%, due primarily to increased professional fees and depreciation expense.

PTFS

			Nine Months	Nine Months
	Year Ended 2011	Year Ended 2010	Ended September 30, 2012 (unaudited)	Ended September 30, 2011 (unaudited)
Revenues:
Fee Income	$2,454	$2,354	$1,922	$1,842
Trust Account Earnings	299	384	199	243
Other Income	4	9	74	68
Total Revenue	2,757	2,747	2,195	2,153

Costs & Expenses:
Outside Services	1,138	1,189	912	912
Payroll & Related Expense	1,209	1,156	631	566
General And Administrative	331	343	350	237
Interest Expense	3	3	-
Total Cost & Expenses	2,681	2,691	1,893	1,715

Net Income	$76	$56	$302	$438

Comparison of years ended December 31, 2011 and December 31, 2010

PTFS’s fee income increased from $2,354,000 in 2010 to $2,454,000 in 2011, or 4.2%, due primarily to steady, organic growth in its client base. Trust account earnings decreased from $384,000 in 2010 to $299,000 in 2011, or 22.1%, due primarily to the declining interest-rate environment.

PTFS’s outside services expense decreased from $1,189,000 in 2010 to $1,138,000 in 2011, or 4.3%, due primarily to AD Computer’s reduced share of PTFS fees from 50% in 2010 to 45% in 2011, offset partially by PTFS’s increased fee income. Payroll and related expenses increased from $1,156,000 in 2010 to $1,209,000 in 2011, or 4.6%, due primarily to increased compensation and benefit costs. General and administrative expense decreased from $343,000 in 2010 to $331,000 in 2011, or 3.5%, due primarily to decreased computer programming costs, offset partially by increased office expense.

Comparison of nine months ended September 30, 2012 and September 30, 2011

PTFS’s fee income increased from $1,842,000 in 2011 to $1,922,000 in 2012, or 4.3%, due primarily to steady, organic growth in its client base. Trust account earnings decreased from $243,000 in 2011 to $199,000 in 2012, or 18.1%, due primarily to the declining interest-rate environment.

PTFS’s outside services expense remained relatively unchanged from 2011 to 2012. Payroll and related expenses increased from $566,000 in 2011 to $631,000 in 2012, or 11.5%, due primarily to increased compensation and benefit costs. General and administrative expense increased from $237,000 in 2011 to $350,000 in 2012, or 47.7%, due primarily to increased professional fees.

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Liquidity and Capital Resources

As of September 30, 2012 and December 31, 2011, AD Computer had unrestricted cash and cash equivalents of approximately $1.8 million and $1.8 million, respectively. As of the same periods, PTFS held restricted cash for payroll taxes payable of $44.2 million and $43.9 million, respectively. As of September 30, 2012, PTFS held unrestricted cash and cash equivalents of $0.4 million, and an immaterial amount was held as of December 31, 2011 respectively. Additionally, ADC held no debt as of September 30, 2012 and December 31, 2011 respectively, and PTFS had an immaterial amount of debt as of the same periods.

ADC and PTFS expect that cash flows from operations will continue to be the primary source of liquidity and will be sufficient to fund normal business operations and capital expenditures for current and planned operations. Neither ADC nor PTFS have any external lines of credit or other external financing arrangements with any financial institutions. As such, the companies are dependent on continued cash flows from operations to fund normal business operations and capital expenditures.

Operating activities

Net cash provided by ADC’s operating activities was $0.4 million and $0.4 million during the first nine months of 2012 and calendar 2011 respectively. Major differences between ADC’s net income and cash provided by operating activities are typically depreciation and amortization, along with the timing differences between when ADC recognizes revenues and expenses and when those revenues and expenses are collected or paid. The decrease in ADC’s operating cash flows for calendar 2011 resulted mainly from fluctuations in operating assets and liabilities, decreased net income adjusted for non-cash items and increased payments for compensation.

Net cash provided by PTFS’s operating activities was immaterial during the first nine months of 2012 and calendar 2011.

Investing activities

Net cash used in investing activities primarily consists of purchases of property and equipment. The amounts purchased by ADC totaled $0.4 million during the first nine months of 2012, and were immaterial for calendar 2011. PTFS did not have any investing activities during the same periods.

Financing activities

ADC used cash for financing activities of $0.1 million during the first nine months of 2012, and $0.2 million during calendar 2011, consisting of distributions to ADC’s shareholders. PTFS used an immaterial amount of cash for financing activities during the same periods, consisting of distributions to PTFS’s shareholders.

Contractual Obligations

The following table summarizes the contractual obligations of each of ADC and PTFS as of December 31, 2011:

ADC:

Payments due by
period
Contractual obligations		Less than	1-3	3-5	More than
(In thousands)	Total	1 year	years	years	5 years

Long-Term Debt Obligations	$-	$-	$-	$-	$-
Capital Lease Obligations	-	-	-	-	-
Operating Lease Obligations	2,568	594	1,155	819	-
Purchase Obligations	-	-	-	-	-
Other Long-Term Liabilities Reflected on the
Registrant's Balance Sheet under GAAP	-	-	-	-	-
Total	$2,568	$594	$1,155	$819	$-

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PTFS:

Payments due by
period
Contractual obligations		Less than	1-3	3-5	More than
(In thousands)	Total	1 year	years	years	5 years

Long-Term Debt Obligations	$30	$30	$-	$-	$-
Capital Lease Obligations	-	-	-	-	-
Operating Lease Obligations	-	-	-	-	-
Purchase Obligations	-	-	-	-	-
Other Long-Term Liabilities Reflected on the
Registrant's Balance Sheet under GAAP	-	-	-	-	-
Total	$30	$30	$-	$-	$-

Critical Accounting Policies

Concentration of credit risk

ADC maintains deposits in excess of federally insured limits with its financial institution. These deposits may exceed the amount of any insurance provided.

Restricted cash

PTFS has entered into a cash management agreement with its financial institution. The agreement provides for the daily collected balance within the restricted trust account to be invested in a repurchase agreement at a variable rate.

Use of estimates

The preparation of financial statements in conformity with U.S. generally accepted accounting principles requires management to make estimates, judgments, and assumptions that affect reported amounts of assets, liabilities, revenue and expenses during the reporting period. Actual amounts and results could differ from these estimates.

Security Ownership of Certain Beneficial Owners and Management

The following table sets forth information regarding the beneficial ownership of the Company’s common stock as of December 28, 2012, by:

-	each person known by the Company to be the beneficial owner of more than 5% of its outstanding shares of common stock;

-	each of the Company’s officers and directors; and

-	all of the Company’s officers and directors as a group.

As used in the table below, the term beneficial ownership with respect to the Company’s common stock consists of sole or shared voting power (which includes the power to vote, or to direct the voting of shares of the Company’s common stock) or sole or shared investment power (which includes the power to dispose, or direct the disposition of, shares of the Company’s common stock) through any contract, arrangement, understanding, relationship or otherwise, including a right to acquire such power(s) during the 60 days following December 28, 2012. Unless otherwise indicated, the Company believes that all persons named in the table have sole voting and investment power with respect to all shares of common stock beneficially owned by them.

The Company has based its calculation of the percentage of beneficial ownership on 11,519,094 shares of its common stock outstanding on December 28, 2012.

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Name and Address of Beneficial Owner	Number of Shares of Common Stock Beneficially Owned	Approximate Percentage of Outstanding Common Stock Beneficially Owned
WLES, L.P.(1)	3,666,667	31.83%
Wellington Management Company, LLP (5)	1,123,000	9.75%
C. Nicholas Antich (2)	813,320	7.06%
Carol A. Antich (2)	813,320	7.06%
Ira Lubert (3)	1,009,417	8.76%
Bipin C. Shah (4)	160,310	1.39%
Peter Davidson (4)	160,191	1.39%
Arthur F. Ryan (4)	33,266	0.29%
Frederick S. Hammer (4)	33,266	0.29%
Robert Palmer (4)	33,266	0.29%
Richard S. Braddock (4)	33,266	0.29%
Jonathan M. Lubert (4)	123,492	1.07%
All directors and executive officers as a group (7 people)	577,060	5.01%

(1) The business address of WLES, L.P. is 3361 Boyington Drive, Carrollton, TX 75006.

(2) The business address of each of the individuals is 3939 West Drive, Center Valley PA 18034.

(3) The business address of the individual is 2929 Arch Street, 29th Floor, Philadelphia, PA 19104.

(4) The business address of each of the individuals is c/o Universal Business Payment Solutions Acquisition Corporation, Radnor Financial Center, 150 North Radnor-Chester Road, Suite F-200, Radnor, PA 19087.

(5) Based solely on the information contained in Schedule 13D filed by Wellington Management Company, LLP on December 17, 2012. The business address of the entity is 80 Congress Street, Boston, Massachusetts 02210.

Directors and Executive Officers

The information in the section of the Proxy Statement titled “UBPS Executive Officers and Directors” is incorporated herein by reference.

Executive Compensation

The information in the section of the Proxy Statement titled “Compensation of Executive Officers and Directors of UBPS” is incorporated herein by reference.

Certain Relationships and Related Transactions, and Director Independence

The information in the section of the Proxy Statement titled “Certain Relationships and Related Transactions” is incorporated herein by reference.

Legal Proceedings

The information in the section of the Proxy Statement titled “Management’s Discussion and Analysis of Financial Condition and Results of Operations (JetPay) – Legal Proceedings is incorporated herein by reference.

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Market Price of and Dividends on the Registrant’s Common Equity and Related Stockholder Matters

Market Information

The Common Stock trades on the NASDAQ Capital Market under the symbol UBPS. On the Closing Date, all warrants of the Company were canceled and as a result, the Company’s units and warrants will cease trading on the NASDAQ Capital Market. The information contained in Section 1.01 above is incorporated herein by reference. .

The Company has no outstanding options. The information in Item 1.01 above, relating to registration rights granted to certain holders of the Company’s common stock is incorporated herein by reference.

Holders of Record

As of December 22, 2012, there were 168 holders of record of our common stock, 161 holders of record of our warrants and 76 holders of record of our units.

Dividends

The Company has not paid any cash dividends on the Common Stock to date. The payment of cash dividends in the future will be dependent upon the Company’s revenues and earnings, if any, capital requirements and general financial condition. The payment of any dividends will be within the discretion of the Company’s board of directors at such time. It is the present intention of the Company’s board of directors to retain all earnings, if any, for use in its business operations and, accordingly, the Company’s board of directors does not anticipate declaring any dividends in the foreseeable future. In addition, the Company’s board of directors is not currently contemplating and does not anticipate declaring any stock dividends in the foreseeable future.

Price Range of Common Stock

The Common Stock commenced listing on the NASDAQ Capital Market under the symbols “UBPS” on May 13, 2011. The following tables set forth, for the calendar quarter indicated, the quarterly high and low sale prices for the Common Stock as reported on the NASDAQ Capital Market, as applicable.

Common Stock

Quarter Ended	High	Low
December 31, 2012(1)	$6.09	$5.25
September 30, 2012	$6.08	$5.97
June 30, 2012	$6.08	$5.80
March 31, 2012	$6.15	$5.75
December 31, 2011	$6.00	$5.75
September 30, 2011	$5.75	$5.75
June 30, 2011(2)	$-	-

(1)	Represents the high and low sales prices for Common Stock for the quarter as of December 28, 2012

(2)	Represents the high and low sales prices for Common Stock from May 13, 2011, the date of the IPO, through June 30, 2011

Price Performance Graph

The graph below compares the cumulative total return of the Common Stock from August 8, 2011, the date that the Common Stock first became separately tradable, through December 27, 2012 with the comparable cumulative return of two indices, the S&P 500 Index and the Dow Jones Industrial Average Index. The graph plots the growth in value of an initial investment of $100 in UBPS Common Stock, the Dow Jones Industrial Average Index and the S&P 500 Index over the indicated time periods, and assuming reinvestment of all dividends, if any, paid on its securities. UBPS has not paid any cash dividends and, therefore, the cumulative total return calculation for UBPS is based solely upon stock price appreciation and not upon reinvestment of cash dividends. The stock price performance shown on the graph is not necessarily indicative of future price performance.

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Recent Sales of Unregistered Securities

The information set forth in Items 1.01 above relating to the issuance of Common Stock to WLES, L.P. and the stockholders of ADC is incorporated herein by reference.

The Common Stock was be issued in a private placement not involving a public offering under the Securities Act of 1933, as amended, pursuant to Section 4(2) of the Securities Act of 1933 and/or Regulation D promulgated under the Securities Act of 1933. UBPS has not engaged in general solicitation or advertising with regard to the issuance of its shares of common stock and has not offered securities to the public in connection with this issuance.

Indemnification of Directors and Officers

UBPS’s amended and restated certificate of incorporation provides that all of its directors, officers, employees and agents will be entitled to be indemnified by us to the fullest extent permitted by Section 145 of the Delaware General Corporation Law.

Section 145 of the Delaware General Corporation Law concerning indemnification of officers, directors, employees and agents is set forth below.

Section 145. Indemnification of officers, directors, employees and agents; insurance.

(a) A corporation shall have power to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that the person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust account or other enterprise, against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by the person in connection with such action, suit or proceeding if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe the person’s conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which the person reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had reasonable cause to believe that the person’s conduct was unlawful.

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(b) A corporation shall have power to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that the person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust account or other enterprise against expenses (including attorneys’ fees) actually and reasonably incurred by the person in connection with the defense or settlement of such action or suit if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the corporation and except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the Court of Chancery or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such other court shall deem proper.

(c) To the extent that a present or former director or officer of a corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in subsections (a) and (b) of this section, or in defense of any claim, issue or matter therein, such person shall be indemnified against expenses (including attorneys’ fees) actually and reasonably incurred by such person in connection therewith.

(d) Any indemnification under subsections (a) and (b) of this section (unless ordered by a court) shall be made by the corporation only as authorized in the specific case upon a determination that indemnification of the present or former director, officer, employee or agent is proper in the circumstances because the person has met the applicable standard of conduct set forth in subsections (a) and (b) of this section. Such determination shall be made, with respect to a person who is a director or officer at the time of such determination, (1) by a majority vote of the directors who are not parties to such action, suit or proceeding, even though less than a quorum, or (2) by a committee of such directors designated by majority vote of such directors, even though less than a quorum, or (3) if there are no such directors, or if such directors so direct, by independent legal counsel in a written opinion, or (4) by the stockholders.

(e) Expenses (including attorneys’ fees) incurred by an officer or director in defending any civil, criminal, administrative or investigative action, suit or proceeding may be paid by the corporation in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of such director or officer to repay such amount if it shall ultimately be determined that such person is not entitled to be indemnified by the corporation as authorized in this section. Such expenses (including attorneys’ fees) incurred by former directors and officers or other employees and agents may be so paid upon such terms and conditions, if any, as the corporation deems appropriate.

(f) The indemnification and advancement of expenses provided by, or granted pursuant to, the other subsections of this section shall not be deemed exclusive of any other rights to which those seeking indemnification or advancement of expenses may be entitled under any bylaw, agreement, vote of stockholders or disinterested directors or otherwise, both as to action in such person’s official capacity and as to action in another capacity while holding such office.

(g) A corporation shall have power to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust account or other enterprise against any liability asserted against such person and incurred by such person in any such capacity, or arising out of such person’s status as such, whether or not the corporation would have the power to indemnify such person against such liability under this section.

21

(h) For purposes of this section, references to “the corporation” shall include, in addition to the resulting corporation, any constituent corporation (including any constituent of a constituent) absorbed in a consolidation or merger which, if its separate existence had continued, would have had power and authority to indemnify its directors, officers, and employees or agents, so that any person who is or was a director, officer, employee or agent of such constituent corporation, or is or was serving at the request of such constituent corporation as a director, officer, employee or agent of another corporation, partnership, trust or other enterprise, shall stand in the same position under this section with respect to the resulting or surviving corporation as such person would have with respect to such constituent corporation if its separate existence had continued.

(i) For purposes of this section, references to “other enterprises” shall include employee benefit plans; references to “fines” shall include any excise taxes assessed on a person with respect to any employee benefit plan; and references to “serving at the request of the corporation” shall include any service as a director, officer, employee or agent of the corporation which imposes duties on, or involves services by, such director, officer, employee or agent with respect to an employee benefit plan, its participants or beneficiaries; and a person who acted in good faith and in a manner such person reasonably believed to be in the interest of the participants and beneficiaries of an employee benefit plan shall be deemed to have acted in a manner “not opposed to the best interests of the corporation” as referred to in this section.

(j) The indemnification and advancement of expenses provided by, or granted pursuant to, this section shall, unless otherwise provided when authorized or ratified, continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the heirs, executors and administrators of such a person.

(k) The Court of Chancery is hereby vested with exclusive jurisdiction to hear and determine all actions for advancement of expenses or indemnification brought under this section or under any bylaw, agreement, vote of stockholders or disinterested directors, or otherwise. The Court of Chancery may summarily determine a corporation’s obligation to advance expenses (including attorneys’ fees).

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers, and controlling persons pursuant to the foregoing provisions, or otherwise, we have been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment of expenses incurred or paid by a director, officer or controlling person in a successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, we will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to the court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

Paragraph A of Article Ten of our amended and restated certificate of incorporation provides:

The Corporation shall promptly indemnify and hold harmless, to the fullest extent permitted by applicable law as it presently exists or may hereafter be amended (but, in the case of an amendment of the DGCL, only to the extent that such amendment permits the Corporation to provide broader indemnification rights than said law permitted the Corporation to provide prior to such amendment), any person (an “Indemnitee”) who was or is made, or is threatened to be made, a party or witness or is otherwise involved in any threatened, pending or completed investigation, action, suit or proceeding, whether civil, criminal, administrative or investigative and whether external or internal to the Corporation (a “Proceeding”), by reason of the fact that he or she, or a person for whom he or she is the legal representative, is or was a director or an officer of the Corporation or, while a director or an officer of the Corporation, is or was serving at the request of the Corporation as a director or the like, officer or the like, employee, member, trustee or agent of another corporation or of a partnership, joint venture, trust, nonprofit entity or other enterprise or association (including, but not limited to, service with respect to employee benefit plans) (any such entity, an “Other Entity”), against all liability and loss (including, but not limited to, expenses (including, but not limited to, attorneys’ fees and expenses), judgments, fines and amounts paid in settlement actually and reasonably incurred or suffered by such Indemnitee in connection with such Proceeding). Notwithstanding the preceding sentence, the Corporation shall be required to indemnify an Indemnitee in connection with a Proceeding (or part thereof) commenced by such Indemnitee only if the commencement of such Proceeding (or part thereof) by the Indemnitee (i) was authorized by the Board of Directors of the Corporation, (ii) relates to counterclaims or affirmative defenses asserted by a person seeking indemnification in an action brought against such person, (iii) relates to any proceeding brought by a person seeking indemnification or payment under any directors’ and officers’ liability insurance covering such person or (iv) the Proceeding (or part thereof) relates to the enforcement of the Corporation’s obligations under this Article IX.

22

The Article Seven of the amended and restated bylaws of UBPS provides:

The Corporation shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the Corporation) by reason of the fact that he or she is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him or her in connection with such action, suit or proceeding if he or she acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the Corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which he or she reasonably believed to be in or not opposed to the best interests of the Corporation, and, with respect to any criminal action or proceeding, had reasonable cause to believe that his or her conduct was unlawful.

The Corporation shall indemnify any person who was or is a party, or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the Corporation to procure a judgment in its favor by reason of the fact that he or she is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another Corporation, partnership, joint venture, trust or other enterprise against expenses (including attorneys’ fees) actually and reasonably incurred by him or her in connection with the defense or settlement of such action or suit if he or she acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the Corporation and except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the Corporation unless and only to the extent that the Court of Chancery or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such other court shall deem proper.

Financial Statements and Supplementary Data

The information set forth above is incorporated by reference.

Changes in and Disagreements with Accountants on Accounting and Financial Disclosure

None.

Financial Statements and Exhibits

The information on pages F-1 through F-4 of the Proxy Statement related to UBPS, JetPay and ADC is incorporated by reference herein.

Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information regarding (i) the Note Agreement and the Notes (ii) the Assumption Agreement and (iii) the Credit Facility set forth in Item 1.01 above is incorporated herein by reference.

23

Item 3.01. Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing

On December 28, 2012, UBPS received a letter from The Nasdaq Stock Market (“Nasdaq”) indicating that Nasdaq believes that UBPS did not comply with IM-5101-2. Nasdaq advised that such failure serves as a basis for delisting. Nasdaq also advised that the Company may not meet Listing Rule 5505(a)(3), which requires a minimum of 300 public holders. Nasdaq had previously notified UBPS of its failure to comply with such requirement. UBPS filed a Current Report on Form 8-K disclosing such failure. UBPS was granted an extension until February 9, 2013 to achieve compliance with the minimum holders requirement.

UBPS has until January 4, 2013 to appeal the delisting decision in front of a Nasdaq Hearings Panel. If UBPS is not successful or does not appeal the decision, Nasdaq will suspend trading of the Common Stock and file a Form 25-NSE with the SEC.

The letter did not indicate non-compliance with any other listing requirement.

Item 3.03. Material Modification to Rights of Security Holders.

The information in the section of the Proxy Statement entitled “Material Differences in the Rights of UBPS Stockholders Following the Transaction” is incorporated herein by reference.

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On December 28, 2012, UBPS filed with the Delaware Secretary of State an Amended and Restated Certificate of Incorporation, a copy of which is attached hereto as Exhibit 3.1 and incorporated herein by reference. In addition, as disclosed in the Proxy Statement, upon consummation of the transactions contemplated by the Acquisition Agreements, UBPS changed its fiscal year end from September 30 to December 31. UBPS will file an Annual Report on Form 10-K covering the transition period.

Item 5.06. Change in Shell Company Status.

The information set forth in Item 2.01 above is incorporated herein by reference.

Item 5.07 Submission of Matters to a Vote of Security Holders.

On December 28, 2012, the Company held a special meeting of its stockholders at which such stockholders voted to adopt the Acquisition Agreements and approve the amendments to the amended and restated certificate of incorporation. The final voting results were as follows:

Proposal to Adopt the Jet Pay Agreement:

	For	Against	Abstain/Withhold
Number of votes	12,025,077	439,308	481,567
Percentage of shares outstanding and entitled to vote	92.89%	3.39%	3.72%

Proposal to Adopt the ADC Agreement:

	For	Against	Abstain/Withhold
Number of votes	12,025,077	439,308	481,567
Percentage of shares outstanding and entitled to vote	92.89%	3.39%	3.72%

24

Proposal to Amend the Charter to Allow the Board to Set the Size of the Board:

	For	Against	Abstain/Withhold
Number of votes	10,193,177	439,308	2,313,467
Percentage of shares outstanding and entitled to vote	78.74%	3.39%	17.87%

Proposal to Amend the Charter to Remove Provisions Only Applicable to Special Purchase Acquisition Corporations:

	For	Against	Abstain/Withhold
Number of votes	9,293,277	1,335,208	2,317,467
Percentage of shares outstanding and entitled to vote	71.79%	10.31%	17.90%

Proposal to Amend the Charter to Provide for a Classified Board:

	For	Against	Abstain/Withhold
Number of votes	10,189,177	443,308	2,313,467
Percentage of shares outstanding and entitled to vote	78.71%	3.42%	17.87%

Proposal to Amend the Charter to Require 66.67% Majority to Amend the Charter or Bylaws:

	For	Against	Abstain/Withhold
Number of votes	9,293,277	1,339,208	2,313,467
Percentage of shares outstanding and entitled to vote	71.79%	10.34%	17.87%

Proposal to Amend the Charter to Make the Company’s Existence Perpetual:

	For	Against	Abstain/Withhold
Number of votes	9,295,277	1,337,208	2,313,467
Percentage of shares outstanding and entitled to vote	71.80%	10.33%	17.87%

Proposal to Amend the Charter to Make other Changes:

	For	Against	Abstain/Withhold
Number of votes	9,291,277	1,341,208	2,313,467
Percentage of shares outstanding and entitled to vote	71.77%	10.36%	17.87%

Item 9.01. Financial Statements and Exhibits.

(a) Financial Statements of Businesses Acquired

The information contained in Section 2.01 above is incorporated herein by reference.

(c) Pro Forma Financial Information

25

UNIVERSAL BUSINESS PAYMENTS SOLUTIONS ACQUISITION CORPORATION

UNAUDITED PRO FORMA CONDENSED COMBINED BALANCE SHEET

September 30, 2012

							Combined
							Following
				Combined Before	Pro Forma		Redemption of
				Acquisition	Acquisition		9,994,625
	UBPS	JetPay	The ADC Entities	Adjustments	Adjustments	Note #	Shares

Assets
Current assets
Cash and cash equivalents	$23,692	$690,977	$2,221,128	$2,935,797	$68,811,113	A	$2,574,699
					(60,763,730)	A
					(1,059,620)	C
					(335,000)	D
					(25,991,361)	E
					9,000,000	E
					10,000,000	E
					(22,500)	E
Restricted Cash	-	101,972	41,525,520	41,627,492			41,627,492
Accounts receivable, trade	-	1,805,000	1,584,184	3,389,184			3,389,184
Accounts receivable, related parties	-	75,000	-	75,000			75,000
Inventory	-	-	128,147	128,147			128,147
Prepaid expenses and other current assets	-	19,928	98,564	118,492			118,492

Total current assets	23,692	2,692,877	45,557,543	48,274,112			47,913,014

Property, Plant and equipment	-	546,402	588,892	1,135,294			1,135,294

Other assets
Cash and cash equivalents held in trust	68,811,113	-	-	68,811,113	(68,811,113)	A	-
Goodwill	-	-	14,000	14,000	17,982,730	E	39,967,822
					21,971,092	G
Deposits	-	2,920,389	-	2,920,389			2,920,389
Deferred financing costs	-	-	-		22,500	E	22,500
Customer relationships and related covenants	-	-	-		30,945,000	E	30,945,000
Software and technology	-	-	-		6,000,000	E	6,000,000
Other assets	-	-	33,361	33,361			33,361

Total other assets	68,811,113	2,920,389	47,361	71,778,863			79,889,072

Total assets	$68,834,805	$6,159,668	$46,193,796	$121,188,269	$		$128,937,380

Liabilities and Stockholders' Equity
Current Liabilities
Note payable, current maturities	$335,000	$374,150	$-	$709,150	$(335,000)	D	$352,555
					(21,595)	E
Accounts payable	257,873	883,117	106,716	1,247,706	(125,000)	C	3,317,706
					2,195,000	C
Payroll taxes payable	-	-	43,020,659	43,020,659			43,020,659
Accrued expenses	-	1,019,621	296,555	1,316,176			1,316,176
Other current liabilities	-	-	2,276	2,276			2,276

Total current liabilities	592,873	2,276,888	43,426,206	46,295,967			48,009,372

Bank loans payable					9,000,000	E	9,000,000
Note payable - long term	-	7,510,316	-	7,510,316	10,000,000	E	17,957,489
					447,173	E
ISO reserves	-	124,177	-	124,177			124,177
Payable to sellers	-	-	-		2,000,000	E	2,000,000
Long-term deferred tax liability	-	-	-		21,971,092	G	21,971,092
Due to stockholders	-	-	30,000	30,000	(30,000)	E	-
Total liabilities	592,873	9,911,381	43,456,206	53,960,460			99,062,130

Commitments and contingencies

Common stock subject to possible redemption,	63,776,921	-	-	63,776,921	(60,763,730)	A
10,494,067 shares at September 30, 2012 at redemption value					(3,013,191)	B

Stockholders' Equity
Common stock, $0.01 par value. Authorized	3,826	-	8,974	12,800	500	B	11,519
100,000,000 shares. Issued and outstanding					4,666	E
at September 30, 2012 - 11,519,094 shares after					(8,974)	E
redemption of 9,994,625 Public Shares.					2,527	E

Additional paid-in capital	5,165,954	-	37,853	5,203,807	3,012,691	B	33,698,120
					25,522,002	E
					(37,853)	E
					(2,527)	E

Retained Earnings	(704,769)	(3,751,713)	2,635,654	(1,820,828)	1,116,059	E	(3,834,389)
					(3,129,620)	C
Treasury stock	-	-	(152,250)	(152,250)	152,250	E	-
Non-controlling interest	-	-	207,359	207,359	(207,359)	E	-
(Accumulated Deficit)
Total Stockholders' Equity	4,465,011	(3,751,713)	2,737,590	3,450,888			29,875,250

Total Liabilities and Stockholder's Equity	$68,834,805	$6,159,668	$46,193,796	$121,188,269	$		$128,937,380

See Notes to the Unaudited Pro Forma Condensed Combined Financial Information

UNIVERSAL BUSINESS PAYMENTS SOLUTIONS ACQUISITION CORPPORATION

Notes to Unaudited Pro Forma Condensed Combined Balance Sheet

Note A

The Pro Forma reflects that 9,994,625 shares are redeemed by public shareholders share at a pro rata share of the funds held in the trust account equal to approximately $6.08 per share for total redemptions of $60,763,760.

This entry records the transfer of funds from the trust account to cash available to UBPS and the adjustment of available cash to redeem 9,994,625 shares for $60,763,730.

Note B	This entry records the transfer of the shares subject to redemption and not redeemed (499,342) to permanent capital.

Note C	To record estimated costs of completing the merger, including legal, accounting, consultants, proxy solicitation and financial advisory services as shown in the following table:

Schedule of Estimated Costs of Closing Transaction

Advisory services	$2,070,000
Legal fees	500,000
Consulting fees	305,000
Accounting and auditing fees	246,000
Other consulting, advisory and miscellaneous fees	133,620

Total estimated closing costs to be paid at closing	3,254,620

Less: amounts accrued but unpaid at September 30, 2012
primarily accounting and auditing fees	125,000

Estimated costs to be expensed at closing	$3,129,620

Amount of the above accrued but not paid	$2,195,000

Note D	To record repayment of note payable to affiliated company controlled by the Chairman and Chief Executive Officer of UBPS $335,000

Note E	Represents the pro forma entries to record the acquisition of JetPay and ADC, recording the Common Stock issued and the purchase price of the acquisitions in excess of the fair value of acquired assets.

The combination constitutes an acquisition method transaction under US GAAP, with UBPS acquiring JetPay and ADC. The cash and securities issued to the stockholders of the acquired companies are shown in the following table.

In addition to the securities to be issued upon completion of the acquisition, the sellers will be paid additional cash and Common Stock if certain conditions are met.

At closing of the proposed transaction, certain amounts of the cash and Common Stock consideration to be paid to the sellers will be held in escrow to be released to the sellers in eighteen months from closing less amounts withheld for any claims against the seller company. These escrowed amounts are not under the control of UBPS and are not forfeitable, and have not been included in the Pro Forma Balance Sheet.

In accordance with US GAAP, the securities issued to the sellers of JetPay and ADC have been valued at fair value, the best measure of which is the closing market price of the Common Stock on December 28, 2012, which was $5.47 (as of December 28, 2012).

Of the deferred consideration due the sellers in the future, $2,000,000 is guaranteed to be paid and has been recorded in the Pro Forma Balance Sheet as of September 30, 2012. The balance of deferred consideration due the sellers in the future, of $5 million in cash and $5 million in Common Stock valued at $6.00 per share is subject to conditions that Management believes are not likely to be achieved and have not been recorded in the Pro Forma Balance Sheet at September 30, 2012.

UBPS assumed a $9,000,000 bank loan obtained by the ADC Entities.

The interest rate on the $9,000,000 bank loan is 4.0% per annum with a term of 7 years with principal payment of equal monthly installments over 7 years.

UBPS incurrred commitment fees of $22,500 which is being amortized over 7 years.

UBPS assumed amounts owed to a former owner of JetPay in the amount of $6,000,000 evidenced by a note payable on the books of JetPay. The interest rate on the note is 9.5% with monthly principal payments of $32,244. This note is convertible into shares of UBPS Common Stock at $6.00 per share unless the note is in default in which case it can be converted at the current market price.

UBPS issued an unsecured 3-year note to a former owner of JetPay in the amount of $2,331,639 at an interest rate of 5%. Principal and interest on the note is due in 3 years.

UBPS issued $10,000,000 in 2-year notes. These notes are secured by a portion of UBPS's equity interest in JetPay. The interest rate on the notes is 12% per annum, payable quarterly. These notes are convertible into Common Stock at $5.15 per share (subject to certain adjustments).

UBPS is not assuming certain obligations of the acquired companies and accordingly, these obligations, amounting to $51,595 at September 30, 2012 are being eliminated under the acquisition method.

	Consideration assuming redemption of 9.994,625 shares

	JetPay	ADC	Total

Cash consideration at closing before adjustment	$10,000,000	$7,000,000	$17,000,000
Debt assumed from sellers		$9,000,000	$9,000,000

Total consideration paid and debt assumed at closing	$10,000,000	$16,000,000	$26,000,000

Adjustments to cash consideration at closing:
Working capital adjustment	(859,631)	850,992	(8,639)

Consideration before stock consideration to be paid at closing	9,140,369	16,850,992	25,991,361

Common stock consideration issued at closing
Shares issued	3,666,667	1,000,000	4,666,667
Fair value at December 28, 2012 of shares issued	$5.47	$5.47	$5.47

Total common stock consideration issued	20,056,668	5,470,000	25,526,668

Total consideration paid or issued at closing	29,197,037	22,320,992	51,518,029

Deferred consideration guaranteed paid in the future	-	2,000,000	2,000,000

Total consideration	$29,197,037	$24,320,992	$53,518,029

	Calculation of purchase price in excess of net assets acquired

	JetPay	ADC	Total

Net cash consideration paid at closing and assumed debt	$9,140,369	$16,850,992	$25,991,361
Common Stock consideration paid at closing	20,056,668	5,470,000	25,526,668
Guaranteed deferred consideration	-	2,000,000	2,000,000

Total consideration to sellers at closing	29,197,037	24,320,992	53,518,029

Net assets acquired:
Total assets, September 30, 2012	6,159,668	46,193,796	52,353,464

Less Net liabilities:
Total liabilities, September 30, 2012	9,911,381	43,456,206	53,367,587
Less: obligations not assumed	(21,595)	(30,000)	(51,595)

Net liabilities, September 30, 2012	9,889,786	43,426,206	53,315,992

Net book value, per books as adjusted, September 30, 2012	(3,730,118)	2,767,590	(962,528)

Excess of purchase price over net book value of assets acquired before reallocation to identifiable intangibles
	$32,927,155	$21,553,402	$54,480,557

While a final determination of the value of identifiable intangibles has not been completed, management has made an initial determination that approximately $36,945,000 of the excess of cost over the net book value of the net assets should be allocated to identifiable intangible assets as shown in the table below:

	Estimated Identifiable Intangible Assets

	JetPay	ADC	Total

Software and technology	$2,500,000	$3,500,000	$6,000,000

Customer relationships and related covenants	15,749,000	15,196,000	30,945,000

Total initially estimated identifiable intangible assets	$18,249,000	$18,696,000	$36,945,000

Management has also made the initial determination that all other assets and liabilities to be acquired are primarily estimated to be stated at their fair values, which approximates their recorded cost.

Based on the above estimate of identifiable intangibles, the unidentified excess of purchase price over fair value of assets acquired is as shown below and has been recorded as goodwill:

Total excess of purchase price over fair value of assets acquired
$54,480,557

Less estimated identified intangibles:
Software and technology	6,000,000
Customer relationships and related covenants	30,945,000

Unidentified excess of purchase price over fair value of assets acquired (goodwill)
$17,535,557

Management believes the technology inherent in each of the companies and not recognized on the books of the companies has substantial unrecognized value. Their initial determination is based on their estimate of the replacement cost of the scalable technology being acquired.

In addition, management has made an initial determination that the value of customer relationships, based on the nature of contracts with customers and expected future revenue streams and related non-compete covenants. Their analysis was based on the estimated future gross profit generated by existing customer and relationships, after applying historical attrition rate of customer and clients and applying a modest estimate of organic growth from remaining customers and discounting the results by 35%, which management believes is a fair representation of the risk structure of the businesses to be acquired.

The initial values to be attributed to the identified intangibles are subject to formal appraisal and valuation subsequent to the closing of the transaction and are subject to change.

In addition, the warrant holders approved a conversion of all outstanding UBPS warrants on a basis of 1 share for each .1333 warrants.

This entry records the conversion of the 18,960,000 warrants to 2,257,359 shares

Note F	The capital accounts of UBPS post transaction reflect the issuance of Common Stock to the sellers of JetPay and ADC valued at fair market value ($5.47 on December 28, 2012, before the closing of the transaction) resulting in capital at closing and included in the Unaudited Pro Forma Condensed Combined Balance as shown below:

	September 30, 2012

	Before	After
	Consummation	Consummation
	of	of the
	Transaction	Transaction

UBPS Capital, before transaction	$4,542,232	$4,542,232
Common Stock subject to redemption		63,776,921
Fair market value of shares issued to sellers at closing:
JetPay		20,056,668
ADC		5,470,000
Estimated expenses associated with the transactions net of previously accrued amount of $125,000		(3,129,620)
Less: 9,994,625 shares redeemed at redemption value		(60,763,730)

UBPS capital, post transaction	$4,465,011	$29,875,250

Note G	Because there is no step up in tax basis due to the nature of the transactions, there is a permanent difference between amortization recorded for GAAP and tax. This permanent tax difference will be reduced for annual amortization of the amortizable intangibles recorded in the transaction and will be reduced only for impairment of Goodwill or sale of the assets.

This entry recording the long term deferred tax liability reflects the permanent long term deferred tax liability.

Total identified and unidentified intangibles	$54,927,730
Estimated marginal tax rate	40%

Long-term deferred tax liability	$21,971,092

UNIVERSAL BUSINESS PAYMENTS SOLUTIONS ACQUISITION CORPORATION

UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS

For the Nine Months Ended September 30, 2012

							Following
							Assuming
	Universal Business			Combined Before	Pro Forma		Redemption of
	Payments Solutions			Acquisition	Acquisition		9,994,625
	Acquisition Corporation	JetPay	AD Computer	Adjustments	Adjustments	Note #	Shares

Revenues:
Processing fees	$-	$14,082,036	$9,023,437	$23,105,473			$23,105,473
Equipment & lease sales - Net	-	-	-	-			-

Total revenues	-	14,082,036	9,023,437	23,105,473			23,105,473

Costs and expenses :
Assessments and processing costs	-	6,944,221	3,309,182	10,253,403			10,253,403
Cost of equipment sales	-	-	-	-			-
Sales commissions	-	-	-	-			-
General and administrative expenses	471,355	6,581,122	4,433,987	11,486,464	$(2,072,073)	2	9,212,086
					(202,305)	7
Amortization of intangible assets	-	-	-		3,445,875	5	3,445,875
Related party expenses	67,500	-	-	67,500	(67,500)	1	-

Total costs and expenses	538,855	13,525,343	7,743,169	21,807,367			22,911,364

Operating income (loss)	(538,855)	556,693	1,280,268	1,298,106			194,109

Other income and (expenses)
Interest and dividend income	20,150	52,282	201,688	274,120			274,120
Interest expense	-	(395,570)	(1,500)	(397,070)	(1,290,277)	3	(1,687,347)
Other income and (expenses)	-	-	3,638	3,638			3,638

Total other income (expenses)	20,150	(343,288)	203,826	(119,312)			(1,409,589)

Income (loss) before income taxes	(518,705)	213,405	1,484,094	1,178,794			(1,215,480)

Income tax expense (benefit)	-	81,360	-	81,360	(567,552)	8	(486,192)

Net income (loss)	(518,705)	132,045	1,484,094	1,097,434			(810,648)

Less: Net income attributable to the non-controlling interest	-	-	86,568	86,568	(86,568)	9	-

Net income (loss) attributable to Controlling interest	(518,705)	132,045	1,397,526	1,010,866			(729,288)

Total comprehensive income (loss)	$(518,705)	$132,045	$1,397,526	$1,010,866			$(729,288)

Weighted average number of shares
Basic and diluted	14,319,693						11,519,094

Income (loss) per share
Basic and diluted	$(0.04)					4	$(0.06)

See Notes to the Unaudited Pro Forma Condensed Combined Financial Information

UNIVERSAL BUSINESS PAYMENTS SOLUTIONS ACQUISITION CORPORATION

UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS

For the Twelve Months Ended December 31, 2011

							Following
	Universal Business			Combined Before	Pro Forma		Redemption of
	Payments Solutions			Acquisition	Acquisition		9,994,625
	Acquisition Corporation	JetPay	AD Computer	Adjustments	Adjustments	Note #	Shares

Revenue:
Processing fees	$-	$17,473,475	$12,326,468	$29,799,943			$29,799,943

Total revenue		17,473,475	12,326,468	29,799,943			29,799,943

Costs and expenses :
Processing costs	-	9,995,185	4,295,028	14,290,213			14,290,213
General and administrative expenses	115,284	4,761,121	8,194,672	13,071,077	$(2,762,764)	2	10,308,313
Amortization of intangible assets	-	-	-		4,594,500	5	4,594,500
Related party expenses	78,599	-	-	78,599	(78,599)	1	-

Total costs and expenses	193,883	14,756,306	12,489,700	27,439,889			29,193,026

Operating income (loss)	(193,883)	2,717,169	(163,232)	2,360,054			606,917

Other income and (expenses)
Interest income	9,387	43,404	303,885	356,676			356,676
Interest expense	-	(389,141)	(3,000)	(392,141)	(1,860,073)	3	(2,252,214)
Other income and (expenses)	-	-	2,848	2,848			2,848

Income (loss) before income taxes	(184,496)	2,371,432	140,501	2,327,437			(1,285,773)

Income tax expense (benefit)	-	219,497	1,000	220,497	(734,806)	8	(514,309)

Net income (loss)	(184,496)	2,151,935	139,501	2,106,940			(771,464)

Less: Net income attributable to the
non-controlling interest	-	-	37,357	37,357	(37,357)	9	-

Net income (loss) attributable to Controlling interest	(184,496)	2,151,935	102,144	2,069,583			(771,464)

Total comprehensive income (loss)	$(184,496)	$2,151,935	$102,144	$2,069,583			$(771,464)

Weighted average number of shares
Basic and diluted	14,319,693						11,519,094

Income (loss) per share
Basic and diluted	$(0.01)					4	$(0.07)

See Notes to the Unaudited Pro Forma Condensed Combined Financial Information

UNIVERSAL BUSINESS PAYMENTS SOLUTIONS ACQUISITION CORPPORATION

Notes to Unaudited Pro Forma Condensed Combined Statements of Operations

Note 1	To eliminate the administrative fee (year ended December 31, 2011 - $78,599; nine months ended September 30, 2012 - $67,500) that per agreement was paid to a company affiliated with the Chairman and CEO of UBPS. This agreement terminated upon consummation of a business combination.

Note 2	Based on contractual agreements with the sellers and with certain officers who will continue to be employees of UBPS, salaries and related costs will be reduced as shown in the following table and are reflected in the pro forma income statements:

	Twelve months	Nine months
	ended	ended
	December 31,	September 30,
	2011	2012

Salary, bonus and related tax saving - ADC	$2,762,764	$1,496,495

The savings in ADC for the year ended December 31, 2011 reflects an agreed upon reduction in compensation for the owners and certain executives who will remain with the company from a total of $3,530,238 (including bonuses) to a total of $767,474, reflecting the new employment agreements had they been in effect for the year ended December 31, 2011. For the nine months ended September 30, 2012, compensation to these same individuals would have been reduced from $2,072,073 to $575,606.

Note 3	UBPS is assuming a $9,000,000 bank loan obtained by ADC and is assuming a note payable to a former owner of JetPay in the amount of $6,000,000.

The interest rate on the $9,000,000 bank loan is 4.0% per annum with a term of 7 years with principal payment of equal monthly installments over 7 years.

UBPS will incur commitment fees $22,500 which is being amortized over 7 years.

UBPS is also assuming amounts owed to a former owner of JetPay in the amount of $6,000,000 evidenced by a note payable on the books of JetPay. The interest rate on the note is 9.5% for the first 180 days and then increases to 13.5% thereafter with monthly principal payments of $32,244. This note is convertible into shares of Common Stock at $6.00 per share unless the Note is in default in which case it can be converted at the current market price.

UBPS issued an unsecured 3-year note to a former owner of JetPay in the amount of $2,331,639 at an interest rate of 5%. Principal and interest on the note is due in 3 years.

UBPS issued $10,000,000 in 2-year notes. These notes are secured by a portion of UBPS's interest in JetPay. The interest rate on the notes is 12% per annum, payable quarterly. These notes are convertible into Common Stock at $5.15 per share.

Interest and fee expense on the bank loan and notes payable assumed by the company of $2,252,214 and $1,684,936 has been recorded for the year ended December 31, 2011 and the nine months ended September 30, 2012 respectively, including fees of $3,214 and $2,411 for the year ended December 31, 2011 and nine months ended September 30, 2012 respectively.

Note 4	Earnings per share is based on the weighted shares that would have been outstanding assuming the business combination was effectuated on January 1, 2011 and January 1, 2012. In addition, it was assumed that the initial public offering of 12,000,000 shares occurred prior to January 1, 2011. Shares repurchased during calendar year 2011 and 2012 were weighted based on the trade date.

In addition to the shares issued, 833,333 shares of Common Stock are contingently due to the sellers in the combination, based on the occurrence of certain events in the future. Since those events are in the future and are not certain at the present time, the shares contingently issuable have not been included in either basic or diluted earnings per share.

In addition, the warrant holders approved a conversion of all outstanding UBPS warrants on a basis of 1 share of Common Stock for each .1333 warrants. This converts the 18,960,000 warrants to 2,257,359 shares.

UBPS's historical statement of operations includes a presentation of earnings per share for Common Stock excluding public shares subject to possible redemption. Since any redemptions will be a one-time event occurring at closing, pro forma basic and diluted earnings per share is presented including common shares which are no longer subject to redemption, and after the redemption of 9,994,625 Public Shares.

Pro forma net income per share was calculated by dividing pro forma net income by the weighted average number of shares as follows:

	Year Ended December 31, 2011

	Before	Assuming
	Consummation	Redemption of
	of	9,994,625
	Transaction	Shares

UBPS pro forma weighted average shares	14,319,693	4,325,068
Weighted average of shares issued in transactions		4,666,667
Weighted average of shares from warrant conversion		2,527,359
Weighted average of shares redeemed

UBPS pro forma weighted average shares - basic and diluted
	14,319,693	11,519,094

	Six Months Ended June 30, 2012

	Before	Assuming
	Consummation	Redemption of
	of	9,994,625
	Transaction	Shares

UBPS pro forma weighted average shares	14,319,693	4,325,068
Weighted average of shares issued in transactions		4,666,667
Weighted average of shares from warrant conversion		2,527,359
Weighted average of shares redeemed

UBPS pro forma weighted average shares - basic and diluted
	14,319,693	11,519,094

In connection with the consummation of the transaction, holders of 18,960,000 warrants elected to exchange those warrants for .1333 shares of Common Stock for each warrant for a total of 2,527,359 shares.

The fully diluted per share data is not shown because the underwriters purchase option to purchase 600,000 units at a price of $6.60 per unit is more than the fair market value of the Common Stock of $5.47.

Note 5	The estimated life and the annual amortization of the intangibles in Note F are shown below:

		Amortization
		for the
		Year ended
	Estimated	December 31,
	Life (Years)	2011

Software and technology	4	$1,500,000

Customer and supplier relationships	10	3,094,500

		$4,594,500

Note 6	At the inception of UBPS, UBPS elected to have a fiscal year ending on September 30. As of the closing of the contemplated transactions, UBPS will adopt a fiscal year ending on December 31. The statements of operations of UBPS included herein have been adjusted to reflect a fiscal year ending on December 31.

Note 7	Reflects the elimination of expenses related to the transaction that were previously recorded as general and administrative expenses in the accounts of UBPS as shown below:

Accrued accounting and auditing fees	$125,000
Expense deposit to banker	50,030
Consulting expenses	16,463
Travel expenses	10,812

Transaction expenses in general and administrative expenses eliminated	$202,305

Note 8	Adjusts Federal tax expense (benefit) for consolidated tax purposes to an estimated tax rate of 40%.

Note 9	Prior to the transactions, the non controlling interests will be acquired by the controlling stockholders.

(d) Exhibits.

Exhibit Number	Description

2.1

Agreement and Plan of Merger, dated as of July 6, 2012, by and among the Company, JP Merger Sub, LLC JetPay, WLES, L.P. and Trent Voigt (incorporated by reference to UBPS’s Current Report on Form 8-K filed with the United States Securities and Exchange Commission on July 9, 2012.)

2.2	Agreement and Plan of Merger, dated as of July 6, 2012, by and among the Company, ADC Merger Sub, Inc., ADC, PTFS, Carol and C. Nicholas Antich as Joint Tenants, C. Nicholas Antich, Carol Antich, Eric Antich, Lynn McCausland, the B N McCausland Trust, Joel E. Serfass and C. Nicholas Antich, as Representative (incorporated by reference to UBPS’s Current Report on Form 8-K filed with the United States Securities and Exchange Commission on July 9, 2012.)

2.3	Amendment to Agreement and Plan of Merger, dated as of August 9, 2012, by and among Company and JetPay (incorporated by reference to UBPS’s Current Report on Form 8-K filed with the United States Securities and Exchange Commission on August 10, 2012)

2.4	Amendment to Agreement and Plan of Merger, dated as of August 9, 2012, by and among the Company, ADC and PTFS (incorporated by reference to UBPS’s Current Report on Form 8-K filed with the United States Securities and Exchange Commission on August 10, 2012)

2.5	Amendment to Agreement and Plan of Merger, dated as of November 19, 2012, by and among Company and JetPay (incorporated by reference to UBPS’s Current Report on Form 8-K filed with the United States Securities and Exchange Commission on November 20, 2012)

2.6	Amendment to Agreement and Plan of Merger, dated as of December 4, 2012, by and among Company and JetPay (incorporated by reference to UBPS’s Current Report on Form 8-K filed with the United States Securities and Exchange Commission on December 5, 2012)

2.7	Amendment to Agreement and Plan of Merger, dated as of December 24, 2012, by and among the Company, ADC and PTFS (incorporated by reference to UBPS’s Current Report on Form 8-K filed with the United States Securities and Exchange Commission on December 26, 2012)

3.1*	Amended and Restated Certificate of Incorporation of UBPS

10.1*	Note Agreement, dated as of December 28, 2012, by and between UBPS and the Note Investors

10.2*	Form of Transfer Registration Rights Agreement

10.3*	Escrow Termination Agreement, dated as of December 28, 2012, by and between UBPS, Ira Lubert, EarlyBirdCapital, Inc. and the Agent

10.4*	Warrant Termination Agreement, dated as of December 28, 2012, by and between UBPS and the Agent

10.5*	Assumption Agreement, dated as of December 28, 2012, by and between UBPS, Ten Lords, Ltd, and JetPay

10.6*	Loan and Security Agreement, dated as of December 28, 2012, by and between the Borrowers and Metro Bank

26

10.7*	Advisory Agreement, dated as of December 28, 2012, by and between UBPS and ADC

10.8*	Promissory Note, dated as of December 28, 2012

10.9*	Note and Indemnity Side Agreement, dated as of December 28, 2012, by and between UBPS, JP Merger Sub, LLC, WLES, L.P. and Trent Voigt

* Filed herewith

27

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: January 4, 2013

UNIVERSAL BUSINESS PAYMENT SOLUTIONS ACQUISITION CORPORATION

	By:	/s/ Bipin C. Shah
Name: Bipin C. Shah
Title: Chairman and Chief Executive Officer

28

Universal Business Payment Solutions Acquisition Corporation

(A Company in the Development Stage)

Condensed Consolidated Balance Sheet

September 30,
2012
Assets
Current assets - Cash and cash equivalents	$23,692
Cash and cash equivalents held in Trust	68,811,113
Total assets	68,834,805

Liabilities and Stockholder's Equity
Current Liabilities
Accounts payable and accrued expenses	$257,873
Note Payable	335,000
Total current liabilities	592,873

Common Stock, subject to possible redemption, 10,494,067 shares at Sept 30,
2012 and 10,516,291 at September 30, 2011 at redemption value	63,776,921

Commitments and Contingencies

Stockholder's Equity
Preferred stock, $0.01 par value
Authorized 1,000,000 shares, none issued
Common Stock, $0.001 par value
Authorized 100,000,000 shares; 3,825,626 issued and outstanding at Sept 30, 2012 and
3,825,709 issued and outstanding September 30, 2011	3,826
(which excludes 10,494,067 shares subject to possible redemption at Sept 30, 2012 and 10,516,291 shares subject to possible redemption at September 30, 2011)
Additional paid-in capital	5,165,953
Accumlated deficit	(704,769)
Total Shareholder's Equity	4,465,011

Total Liabilities and Shareholder's Equity	$68,834,805

(1)	Reflects the cancellation of 450,000 shares of common stock that were forfeited on June 27,2011 by the initial stockholders upon the underwriter's election not to exercise their over-allotment option (Notes 3 and 9).

(2)	As a result of repurchases of shares of common stock , in connection with the Share Repurchase Plan (Note 1) through Sept 30, 2011 aggregate shares of common stock subject to possible redemption were 10,516,291 and thriugh September 30, 2012 aggregate shares of common stock subject to possible redemption are 10,494,067.

The accompanying notes are an integral part of these condensed financial statements.

F-1

Universal Business Payment Solutions Acquisition Corporation

(A Company in the Development Stage)

Condensed Consolidated Statement of Operations

		For the Period
	For the Twelve	November 12, 2010
	Months Ended	(Inception) through
	Sept 30, 2012	Sept 30, 2012

Related Party Expense	$(90,000)	$(127,500)
Operating Cost	(547,029)	(606,805)
Total Expense	(637,029)	(734,305)

Interest Income	22,217	29,536

Net Loss	$(614,812)	$(704,769)

Weighted average shares outstanding, basic and diluted	3,825,660	3,826,630

Basic and diluted net loss per share	$(0.16)	$(0.19)

The accompanying notes are an integral part of these condensed financial statements.

F-2

Universal Business Payment Solutions Acquisition Corporation

(A Company in the Development Stage)

CONDENSED CONSOLIDATED STATEMENT OF CHANGES IN STOCKHOLDERS' EQUITY

For the Period from November 12, 2010 (Inception) to September 30, 2011 and

For the twelve months ended September 30, 2012

			Additional
	Common Stock		Paid-In	Accumulated	Shareholder's
	Shares	Amount	Capital	Deficit	Equity
		(1) (2)

Common stock issued November 12, 2010 (Inception) at $0.00839 per share for cash (1)	3,000,000	$3,000	$22,000		$25,000

Proceeds from issuance of Warrant Offering Warrants on May 13, 2011 at $0.50 per warrant for cash			3,480,000		3,480,000

Sale of 12,000,000 Units on May 13, 2011 at $6.00 per Unit, net underwriter's discount of $2,160,000 for cash and net offering cost.	12,000,000	12,000	69,354,994		69,366,994

Net proceeds subject to possible redemption (11,171,999 shares at redemption value)	(11,171,999)	(11,172)	(67,691,142)		(67,702,314)

Proceeds from issuance of UPO on May 13, 2011 for cash			100		100

Repurchase of 658,000 units at $5.75 per Unit in accordance with Company's Share Repurchase Plan	(658,000)	(658)	(3,796,024)		(3,796,682)

Reduction of net proceeds subject to possible redemption (2)	655,708	656	3,796,026		3,796,682

Net Loss				(89,956)	(89,956)

Balance at September 30, 2011	3,825,709	3,826	5,165,954	(89,956)	5,079,824

Repurchase of 22,307 units at $5.75 per Unit in accordance with Company's Share Repurchase Plan	(22,307)	(22)	(128,689)		(128,711)

Reduction of net proceeds subject to possible redemption (2)	22,224	22	128,689		128,711

Net Loss				(614,812)	(614,812)

Balance at September 30, 2012	3,825,626	$3,826	$5,165,954	$(704,768)	$4,465,012

(1)	Reflects the cancellation of 450,000 shares of common stock that were forfeited on June 27,2011 by the initial stockholders upon the underwriter's election not to exercise their over-allotment option (Notes 3 and 8).
(2)	As a result of repurchases of shares of common stock through Sept 30, 2012, in connection with the Share Repurchase Plan (Note 1) aggregate shares of common stock subject to possible redemption are 10,494,067.

The accompanying notes are an integral part of these condensed financial statements.

F-3

Universal Business Payment Solutions Acquisition Corporation

(A Company in the Development Stage)

CONDENSED CONSOLIDATED STATEMENTS OF CHANGES IN CASH FLOWS

		For the Period
	For the Twelve	November 12, 2010
	Months Ended	(Inception) through
Operating Activities	Sept 30, 2012	Sept 30, 2012
Net loss	$(614,812)	$(704,769)
Adjustments to reconcile net loss to net cash provided by operating activities
Change in operating assets and liabilities
Accrued expense	243,601	257,874
Net cash used in operating activities	(371,211)	(446,895)

Investing Activities
Investment in restrictive cash and cash equivalents	(9,217)	(72,736,506)
Amounts from restricted cash and cash equivalents to repurchase shares
of common stock	128,711	3,925,393
Net cash provided by (used in) investing activities	119,493	(68,811,113)

Financing Activities
Proceeds from sale of common stock to initial shareholders	-	25,000
Proceeds from note payable to affiliate	335,000	460,000
Repayment of note payable to affiliate	-	(125,000)
Proceeds from public offering	-	72,000,000
Proceeds from issuance of warrants	-	3,480,000
Proceeds from sale of unit purchase option	-	100
Repurchase of Common Stock	(128,711)	(3,925,393)
Payment of offering cost	-	(2,633,006)
Net cash provided by financing activities	206,289	69,281,701

Net (decrease) increase in cash and cash equivalents	(45,428)	23,693

Cash and cash equivalents, beginning	$69,121	$-
Cash and cash equivalents, ending	$23,693	$23,693

The accompanying notes are an integral part of these condensed financial statements.

F-4

UNIVERSAL BUSINESS PAYMENT SOLUTIONS ACQUISITION CORPORATION

(A Company in the Development Stage)

NOTES TO FINANCIAL STATEMENTS

SEPTEMBER 30, 2012

Note 1—Organization, Business Operations and Liquidity

Universal Business Payment Solutions Acquisition Corporation (the “Company”) was incorporated in Delaware on November 12, 2010 as a blank check company whose objective is to acquire, through a merger, share exchange, asset acquisition, stock purchase, plan of arrangement, recapitalization, reorganization or other similar business combination, one or more operating businesses (a “Business Combination”).

The accompanying financial statements have been prepared in accordance with accounting principles generally accepted in the United States of America (“US GAAP”) and pursuant to the accounting and disclosure rules and regulations of the United States Securities and Exchange Commission (“SEC”).

On May 13, 2011 the Company completed its initial public offering of shares of its common stock (the “Offering”). All activity prior to May 13, 2011 relates to the Company’s formation and Public Offering described below. All activity from May 13, 2011 through September 30, 2012 relates to the Company’s activities in seeking a Business Combination.

The Company is considered to be a development stage company and as such, its financial statements are prepared in accordance with the Accounting Standards Codification (‘‘ASC’’) topic 915 ‘‘Development Stage Entities.’’ The Company is subject to all of the risks associated with development stage companies.

The registration statement relating to the Offering was declared effective on May 9, 2011. The Company consummated the Offering on May 13, 2011 and received proceeds net of transaction costs of $69,366,994 which is discussed in Note 3 (“Public Offering”) and $3,480,000 from the private placement of warrants to the initial stockholders of the Company and the underwriters of the Offering (“Insider Warrants”) which is described in Note 4 (“Insider Warrants”). The Company’s management has broad discretion with respect to the specific application of the net proceeds of the Offering and Insider Warrants, although substantially all of the net proceeds are intended to be generally applied toward consummating a Business Combination. The Company’s initial Business Combination must be with a target business whose collective fair value is at least equal to 80% of the balance in the Trust Account (as defined herein) at the time of the execution of a definitive agreement for such Business Combination. Furthermore, there is no assurance that the Company will be able to effect a Business Combination successfully. An amount of $72,720,000 (including the $3,480,000 of proceeds from the sale of Insider Warrants) was placed in a trust account (‘‘Trust Account’’) for the benefit of the Company and invested in United States treasuries having a maturity of 180 days or less until the earlier of (i) the consummation of the Company’s first Business Combination, (ii) the Company’s failure to consummate a Business Combination within the prescribed time and (iii) such time as the Company’s common stock (the “Common Stock”) trades at or below $5.75 per share, subject to certain criteria discussed below. In the event that the Common Stock trades at or below $5.75 per share, there will be released to the Company from the Trust Account amounts necessary for the Company to purchase up to an average of $1,900,000 worth of shares each month up to an aggregate amount of 50% of the shares sold in the Offering (or 6,000,000 shares). Such purchases were eligible to commence on July 10, 2011 pursuant to a share repurchase plan entered into between the Company and Morgan Stanley & Co. Incorporated. The share repurchase plan between the Company and Morgan Stanley & Co. Incorporated was terminated by mutual agreement of the parties on August 8, 2011 and a new share repurchase plan was simultaneously entered into between the Company and Ladenberg Thalmann (the “Share Repurchase Plan”). The Share Repurchase Plan was terminated on May 18, 2012. Purchases under the Share Repurchase Plan were made only in open market transactions pursuant to the Share Repurchase Plan which required the Company to maintain a limit order for the shares at $5.75 per share during the purchase period. All shares purchased by the Company were cancelled and resumed the status of authorized but unissued shares of the Company. As of September 30, 2012, a total of 680,307 shares had been repurchased at a cost of $3,925,393 under the Share Repurchase Plan. The placing of funds in the Trust Account may not protect those funds from third party claims against the Company. Although the Company will seek to have all vendors, prospective target businesses or other entities it engages, execute agreements with the Company waiving any right, title, interest or claim of any kind in or to any monies held in the Trust Account, there is no guarantee that they will execute such agreements.

F-5

The Company’s Chief Executive Officer has agreed that he will be liable under certain circumstances to ensure that the proceeds in the Trust Account are not reduced by the claims of target businesses or vendors or other entities that are owed money by the Company for services rendered, contracted for or products sold to the Company. However, there can be no assurance that he will be able to satisfy those obligations should they arise. The remaining net proceeds (not held in the Trust Account) may be used to pay for business, legal and accounting due diligence on prospective acquisitions and continuing general and administrative expenses. Additionally, the interest earned on the Trust Account balance may be released to the Company to fund working capital requirements as well as for any amounts that are necessary to pay the Company’s tax obligations.

The Company, after signing a definitive agreement for the acquisition of a target business, is required to provide stockholders who acquired shares in the Offering (“Public Stockholders”) with the opportunity to redeem their shares of common stock for a pro rata interest in the Trust Account. In the event that stockholders owning 93.1% (87.5% as adjusted for repurchases through September 30, 2012) or more of the shares sold in the Offering exercise their redemption rights (the “Redemption Threshold”) described below or are sold to the Company for cancellation, the Business Combination will not be consummated. All of the Company’s stockholders prior to the Offering, including all of the officers and directors of the Company (“Initial Stockholders”), have waived any redemption rights they may have in connection with a Business Combination.

With respect to a Business Combination which is consummated, Public Stockholders can demand that the Company redeem their shares of common stock for a full pro rata interest in the Trust Account (initially $6.06 per share and approximately $6.08 per share at September 30, 2012). Accordingly, Public Stockholders holding up to one share less than 93.1% (87.5% as adjusted for repurchases through September 30, 2012) of the aggregate number of shares owned by all Public Stockholders or 10,513,973 shares may seek redemption of their shares in the event of a Business Combination. The Redemption Threshold may be further limited by the terms and conditions of a proposed initial Business Combination. In this event, the Company would disclose the number of shares it purchased and the revised Redemption Threshold in the materials distributed to its stockholders in connection with the vote to approve a Business Combination. Notwithstanding the foregoing, the Restated Certificate of Incorporation of the Company provides that a Public Stockholder, together with any affiliate or other person with whom such Public Stockholder is acting in concert or as a “group” (within the meaning of Section 13 of the Securities Exchange Act of 1934, as amended), will be restricted from seeking redemption with respect to an aggregate of more than 10% of the shares sold in the Offering (but only with respect to the amount over 10% of the shares sold in the Offering). A “group” will be deemed to exist if Public Stockholders (i) file a Schedule 13D or 13G indicating the presence of a group or (ii) acknowledge to the Company that they are acting, or intend to act, as a group.

If the Company has not completed a Business Combination by November 9, 2012 or February 9, 2013 if a definitive agreement has been executed by November 9, 2012 but a Business Combination has not been consummated by February 9, 2013, the Company will liquidate and distribute its remaining assets, including the Trust Account, to the Public Stockholders and its corporate existence will cease except for the purpose of winding up its affairs. In the event of a liquidation, the Public Stockholders will be entitled to receive a full pro rata interest in the Trust Account (initially $6.06 per share and approximately $6.08 per share at September 30, 2012), plus any pro rata interest earned on the Trust Account not previously released to the Company. The Company will pay the costs of liquidation from remaining assets outside of the Trust Account. If such funds are insufficient, the Company’s Chief Executive Officer has agreed to advance the funds necessary to complete the liquidation.

F-6

The Company anticipates that in order to fund its working capital requirements, the Company will need to use all of the remaining funds not held in trust, the interest earned on the funds held in the Trust Account, as well as entering into contingent fee arrangements with its vendors. The Company may need to raise additional capital through loans or additional investments from its Initial Stockholders, officers, directors, or third parties. None of the Initial Stockholders, officers or directors is under any obligation to advance funds to, or to invest in, the Company. Accordingly, the Company may not be able to obtain additional financing. If the Company is unable to raise additional capital, it may be required to take additional measures to conserve liquidity, which could include, but not necessarily be limited to, curtailing operations, suspending the pursuit of its business plan, and controlling overhead expenses. The Company cannot provide any assurance that new financing will be available to it on commercially acceptable terms, if at all. These conditions raise substantial doubt about the Company’s ability to continue as a going concern. These financial statements do not include any adjustments that might result from the outcome of these uncertainties.

Note 2—Significant Accounting Policies

Cash and cash equivalents

The Company considers all short-term investments with a maturity of three months or less when purchased to be cash equivalents. The Company maintains cash balances that at times may be uninsured or in deposit accounts that exceed Federal Deposit Insurance Corporation limits. The Company maintains its cash deposits with major financial institutions.

Restricted cash and cash equivalents held in trust account

The amounts held in the Trust Account represent substantially all of the proceeds of the Offering and are classified as restricted assets since such amounts can only be used by the Company in connection with the consummation of a Business Combination or to repurchase shares.

Loss per share

Loss per share is computed by dividing net loss by the weighted-average number of shares of common stock outstanding during the period. 10,513,974 shares of common stock, subject to possible redemption at September 30, 2012, have been excluded from the calculation of basic loss per share since such shares, if redeemed, only participate in their pro rata share of the earnings on the Trust Account. Loss per share assuming dilution would give effective to dilutive options, warrants and other potential common shares outstanding during the period. The Company has not considered the effect of warrants to purchase 18,960,000 shares of common stock or the effect of the unit purchase option in the calculation of diluted loss per share, since the exercise of the warrants and the unit purchase are contingent upon the occurrence of future events.

Use of estimates

The preparation of financial statements in conformity with US GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets or liabilities at the date of the financial statements and the reported amounts of expenses during the reporting period. Actual results could differ from those estimates.

Securities held in Trust Account

At September 30, 2012, investment securities consisted of United States Treasury securities. The Company classified its securities as held-to-maturity in accordance with ASC 320 “Investments - Debt and Equity Securities.” Held-to-maturity securities are those securities which the Company has the ability and intent to hold until maturity. Held-to-maturity treasury securities are recorded at amortized cost and adjusted for the amortization or accretion of premiums or discounts.

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A decline in the market value of held-to-maturity securities below cost that is deemed to be other than temporary, results in an impairment that reduces the carrying costs to such securities’ fair value. The impairment is charged to earnings and a new cost basis for the security is established. To determine whether an impairment is other than temporary, the Company considers whether it has the ability and intent to hold the investment until a market price recovery and considers whether evidence indicating the cost of the investment is recoverable outweighs evidence to the contrary.

Premiums and discounts are amortized or accreted over the life of the related held-to-maturity security as an adjustment to yield using the effective-interest method. Such amortization and accretion is included in the “interest income” line item in the statements of operations. Interest income is recognized when earned.

Fair value measurements

Fair value is defined as an exit price, representing the amount that would be received upon the sale of an asset or payment to transfer a liability in an orderly transaction between market participants. Fair value is a market-based measurement that is determined based on assumptions that market participants would use in pricing an asset or liability. A three-tier fair value hierarchy is used to prioritize the inputs in measuring fair value as follows:

●	Level 1. Observable inputs such as quoted prices in active markets;

●	Level 2. Inputs, other than quoted prices in active markets, that are observable either directly or indirectly; and

●	Level 3. Unobservable inputs for which there is little or no market data, which require the reporting entity to develop its own assumptions.

Assets and liabilities measured at fair value are based on one or more of three valuation techniques identified in the tables below. The valuation techniques are as follows:

(a).	Market approach. Prices and other relevant information generated by market transactions involving identical or comparable assets or liabilities;

(b).	Cost approach. Amount that would be required to replace the service capacity of an asset (replacement cost); and

(c).	Income approach. Techniques to convert future amounts to a single present amount based on market expectations (including present value techniques, option-pricing and excess earnings models).

Assets Measured at Fair Value on a Recurring Basis

	September 30, 2012	Quoted Prices in Active Markets	Significant Other Observable Inputs	Significant Unobservable Inputs
		(Level 1)	(Level 2)	(Level 3)
Restricted cash and cash equivalents held in trust account	$68,811,113	$68,811,113	$-	$-

F-8

Common stock subject to possible redemption

The Company accounts for its common stock subject to possible redemption in accordance with the guidance enumerated in ASC 480 “Distinguishing Liabilities from Equity”. Common stock subject to mandatory redemption (if any) is classified as liability instruments and is measured at fair value. Conditionally redeemable common stock (including common stock that features redemption rights that are either within the control of the holder or subject to redemption upon the occurrence of uncertain events not solely within the Company’s control) are classified as temporary equity. At all other times, common stock is classified as stockholders’ equity. The Company’s common stock features certain redemption rights that are considered by the Company to be outside of the Company’s control and subject to the occurrence of uncertain future events. Accordingly at September 30, 2012, the common stock subject to possible redemption is presented as temporary equity, outside of the stockholders’ equity section of the Company’s balance sheet.

Income taxes

The Company accounts for income taxes under ASC 740 Income Taxes (‘‘ASC 740’’). ASC 740 requires the recognition of deferred tax assets and liabilities for both the expected impact of differences between the financial statements and tax basis of assets and liabilities and for the expected future tax benefit to be derived from tax loss and tax credit carry forwards. ASC 740 additionally requires a valuation allowance to be established when it is more likely than not that all or a portion of deferred tax assets will not be realized.

ASC 740 also clarifies the accounting for uncertainty in income taxes recognized in an enterprise’s financial statements and prescribes a recognition threshold and measurement process for financial statement recognition and measurement of a tax position taken or expected to be taken in a tax return. For those benefits to be recognized, a tax position must be more-likely-than-not to be sustained upon examination by taxing authorities. ASC 740 also provides guidance on derecognition, classification, interest and penalties, accounting in interim period, disclosure and transition. The Company is required to file income tax returns in the United States (federal) and in various state and local jurisdictions. Based on the Company’s evaluation, it has been concluded that there are no significant uncertain tax positions requiring recognition in the Company’s financial statements. The evaluation was performed for the 2010 and 2011 tax years, which will be the only periods subject to examination. The Company believes that its income tax positions and deductions would be sustained on audit and does not anticipate any adjustments that would result in a material changes to its financial position.

The Company’s policy for recording interest and penalties associated with audits is to record such interest and penalties as a component of income tax expense. There were no amounts accrued for penalties or interest as of or during the period from November 12, 2010 (inception) through September 30, 2012. Management is currently unaware of any issues under review that could result in significant payments, accruals or material deviations from its position.

Recent Accounting Pronouncements

Management does not believe that any recently issued, but not yet effective, accounting standards if currently adopted would have a material effect on the accompanying financial statements.

Subsequent Events

Management evaluates events that have occurred after the balance sheet date but before the financial statements are issued. Based upon the review, Management did not identify any recognized or non-recognized subsequent events, other than those discussed in Note 10–Subsequent Events, that would have required adjustment or disclosure in the financial statements (See Note 10–Subsequent Events).

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Note 3—Public Offering

On May 13, 2011 the Company sold 12,000,000 units (“Units”) at a price of $6.00 per unit in the Offering. Each unit consists of one share of the Company’s common stock, par value $0.001, and one warrant (“Warrants”). Each Warrant entitles the holder to purchase one share of the Company’s common stock at a price of $6.90 commencing on the later of the Company’s completion of a Business Combination and May 9, 2012 and expires on the earlier of (i) five years from the completion of a Business Combination, (ii) the liquidation of the Trust Account if the Company has not completed a business combination within the required time period or (iii) earlier redemption of the Warrant. The Company may redeem the Warrants at a price of $0.01 per Warrant upon 30 days notice while the Warrants are exercisable, only in the event that the last sale price of the shares of common stock is at least $9.50 per share for any 20 trading days within a 30 trading day period ending on the third day prior to the date on which notice of redemption is given and there is a current registration statement in effect with respect to the shares of common stock underlying such Warrants commencing five business days prior to the 30-day trading period and continuing each day thereafter until the date of redemption. If the Company redeems the Warrants as described above, management will have the option to require any holder that wishes to exercise his Warrant to do so on a “cashless basis.” In such event, the holder would pay the exercise price by surrendering his Warrants for that number of shares of common stock equal to the quotient obtained by dividing (x) the product of (i) the number of shares of common stock underlying the Warrants, and (ii) the difference between the exercise price of the Warrants and the ‘‘fair market value’’ (defined below) by (y) the fair market value. The ‘‘fair market value’’ shall mean the average reported last sale price of the shares of common stock for the five trading days ending on the third trading day prior to the date on which the notice of redemption is sent to holders of Warrants. In accordance with the warrant agreement relating to the Warrants sold and issued in the Offering, the Company is only required to use its best efforts to maintain the effectiveness of the registration statement covering the Warrants. The Company will not be obligated to deliver securities, and there are no contractual penalties for failure to deliver securities, if a registration statement is not effective at the time of exercise. Additionally, in the event that a registration statement is not effective at the time of exercise, the holder of such Warrant shall not be entitled to exercise such Warrant and in no event (whether in the case of a registration statement not being effective or otherwise) will the Company be required to net cash settle the Warrant exercise. Consequently, the Warrants may expire unexercised and unredeemed. Notwithstanding the foregoing, if the Company has not filed with the Securities and Exchange Commission a registration statement covering the shares issuable upon exercise of the Warrants by the 6-month anniversary of the consummation of its initial Business Combination, commencing on that day, Warrant holders may, until such time as there is an effective registration statement, exercise Warrants on a cashless basis, provided that such cashless exercise is exempt from the registration requirements of the Securities Act of 1933, as amended (the “Securities Act”). The Company does not believe that such an exemption is currently available.

The Company paid the underwriters of the Offering an underwriting discount of 3.0% of the gross proceeds of the Offering ($2,160,000). The Company also issued a unit purchase option, for $100, to EarlyBirdCapital, Inc. (“EBC”) or its designees to purchase 600,000 units at an exercise price of $6.60 per unit. The units issuable upon exercise of this option are identical to the units sold in the Offering, with the exception of containing a provision for cashless exercise by EBC. The Company has accounted for the fair value of the unit purchase option, inclusive of the receipt of the $100 cash payment, as an expense of the Offering resulting in a charge directly to stockholders’ equity. The Company estimates that the fair value of this unit purchase option is approximately $1,053,551 (or $1.76 per unit) using a Black-Scholes option-pricing model. The fair value of the unit purchase option granted to EBC is estimated as of the date of grant using the following assumptions: (1) expected volatility of 35.0%, (2) risk-free interest rate of 2.07% and (3) expected life of five years. The unit purchase option may be exercised for cash or on a “cashless” basis, at the holder’s option (except in the case of a forced cashless exercise upon the Company’s redemption of the Warrants, as described above), such that the holder may use the appreciated value of the unit purchase option (the difference between the exercise prices of the unit purchase option and the underlying Warrants and the market price of the Units and underlying shares of common stock) to exercise the unit purchase option without the payment of any cash. The Company will have no obligation to net cash settle the exercise of the unit purchase option or the Warrants underlying the unit purchase option. The holder of the unit purchase option will not be entitled to exercise the unit purchase option or the Warrants underlying the unit purchase option unless a registration statement covering the securities underlying the unit purchase option is effective or an exemption from registration is available. If the holder is unable to exercise the unit purchase option or underlying Warrants, the unit purchase option or Warrants, as applicable, will expire worthless.

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Note 4—Insider Warrants

Simultaneously with the Offering, certain of the Initial Stockholders and the underwriters of the Offering purchased 6,960,000 Insider Warrants at $0.50 per warrant (for an aggregate purchase price of $3,480,000) from the Company. All of the proceeds received from these purchases were placed in the Trust Account. The Insider Warrants are identical to the warrants underlying the Units sold in the Offering except that: (i) the Insider Warrants were purchased pursuant to an exemption from the registration requirements of the Securities Act, (ii) the Insider Warrants are non-redeemable and (iii) the Insider Warrants are exercisable on a ‘‘cashless’’ basis, in each case, if held by the initial holders or permitted assigns. The transfer restriction does not apply to transfers made pursuant to an effective registration statement or an exemption that is occasioned by operation of law or for estate planning purposes, while remaining in escrow.

The Initial Stockholders and the holders of the Insider Warrants (or underlying shares of common stock) are entitled to registration rights with respect to their founding shares and the Insider Warrants (or underlying shares of common stock) pursuant to agreements signed May 13, 2011. The holders of the majority of the founding shares are entitled to demand that the Company register these shares at any time commencing three months prior to the first anniversary of the consummation of a Business Combination. The holders of the Insider Warrants (or underlying shares of common stock) are entitled to demand that the Company register these securities at any time after the Company consummates a Business Combination. Pursuant to the terms of the unit purchase option, the holders of the unit purchase option will be entitled to registration rights with respect to the securities. In addition, the Initial Stockholders and holders of the Insider Warrants (or underlying shares of common stock) have certain “piggy-back” registration rights on registration statements filed after the Company’s consummation of a Business Combination.

Note 5—Investment in Trust Account

Subsequent to the Offering, the net proceeds of the Offering totaling $72,720,000 were deposited into an interest-bearing trust account and invested only in United States “government securities” (within the meaning of Section 2(a)(16) of the Investment Company Act of 1940) having a maturity of 180 days or less until the earlier of either (i) the consummation of a Business Combination or (ii) liquidation of the Company.

As of September 30, 2011, investment securities in the Company’s Trust Account consisted of $10,000,000 in United States Treasury Bills and $58,811,113 in a “held as cash” account. The Company classifies its United States Treasury and equivalent securities as held-to-maturity in accordance with FASB ASC 320, “Investments – Debt and Equity Securities.” Held-to-maturity securities are those securities which the Company has the ability and intent to hold until maturity. Held-to-maturity treasury securities are recorded at amortized cost on the accompanying balance sheets and adjusted for the amortization or accretion of premiums or discounts. The carrying amount, excluding accrued interest income, gross unrealized holding gains and fair value of held-to-maturity securities at September 30, 2012 are as follows:

	Carrying Amount	Unrealized Holding Gains	Fair Value
Held-to-Maturity U.S. Treasury Securities	$10,000,000	$-	$10,000,000

Note 6—Notes Payable to Stockholders

From December 6, 2010 through August 20, 2012, the Company issued a series of principal amount unsecured promissory notes to UBPS Services, LLC, an entity controlled by Mr. Shah totaling $372,500. These notes are non-interest bearing and are payable on the earlier of their anniversary or the consummation of an initial business combination.

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Note 7—Commitments

The Company granted the underwriters of the Offering a 45 day option to purchase up to an additional 1,800,000 Units to cover over-allotments, if any. The underwriters elected not to exercise the over-allotment option and the over-allotment option expired on June 27, 2011.

The Company presently occupies office space provided by an affiliate of the Company’s Chairman and Chief Executive Officer. Such affiliate has agreed that, until the Company consummates a Business Combination, it will make such office space as well as certain office and secretarial services available to the Company, as may be required by the Company from time to time. The Company has agreed to pay such affiliate an aggregate of $7,500 per month for such services commencing on May 9, 2011. Aggregate payments made under this agreement amounted to $127,599 as of September 30, 2012.

Pursuant to letter agreements executed May 13, 2011 among the Company and the underwriters of the Offering, the Initial Stockholders have waived their right to receive distributions with respect to their founding shares upon the Company’s liquidation.

The Company has engaged EBC on a non-exclusive basis to act as its advisor and investment banker in connection with its initial Business Combination. EBC will provide the Company with assistance in negotiating and structuring the terms of its initial Business Combination. The Company will pay EBC a cash fee of $2,070,000 for such services upon the consummation of its initial Business Combination.

Note 8 — Income Taxes

The Company’s deferred tax assets are as follows at September 30, 2012:

Net operating loss carryforwards	$281,908
Total deferred tax assets	$281,908
Less: valuation allowance	(281,908)
Net deferred tax assets	-

The Company has a net operating loss of approximately $704,769 that expires in 2032. The ultimate realization of the net operating loss is dependent upon future taxable income, if any, of the Company and may be limited in any one period by alternative minimum tax rules. Although management believes that the Company will have sufficient future taxable income to absorb the net loss carryovers before the expiration of the carryover period, there may be circumstances beyond the Company’s control that limit such utilization. Accordingly, management has determined that a full valuation allowance of the deferred tax asset is appropriate as of September 30, 2012.

Internal Revenue Code Section 382 imposes limitations on the use of net operating loss carryovers when the stock ownership of one or more 5% shareholders (shareholders owning more than 5% of the Company’s outstanding capital stock) has increased on a cumulative basis more than 50 percentage points within a period of two years. Management cannot control the ownership changes occurring as a result of public trading of the Company’s Common Stock. Accordingly, there is a risk of an ownership change beyond the control of the Company that could trigger a limitation of the use of the loss carryover.

The Company established a valuation allowance of $281,908 as of September 30, 2012, which fully offset the deferred tax asset of $281,908. The deferred tax asset results from applying an effective combined federal and state tax rate of 40% to the net operating losses of approximately $704,769. Effective tax rates differ from statutory rates.

F-12

A reconciliation of the statutory tax rate to the Company’s effective tax rate as of September 30, 2012 is as follows:

Tax benefit at federal statutory rate	(34.0)%
State income tax	(6.0)%
Increase in valuation allowance	40.0%
Effective income tax rate	-%

Note 9—Shareholders’ Equity

Preferred Stock

The Company is authorized to issue 1,000,000 shares of preferred stock with a par value of $0.001 per share with such designation, rights and preferences as may be determined from time to time by the Company’s board of directors.

As of September 30, 2012, there are no shares of preferred stock issued or outstanding.

Common Stock

The Company is authorized to issue 100,000,000 shares of common stock with a par value of $0.001 per share.

In connection with the organization of the Company, on December 6, 2010, a total of 3,450,000 shares of the Company’s shares of common stock were sold to the Initial Stockholders at a price of $0.00725 per share for an aggregate of $25,000.

On August 10, 2011, the Company repurchased 329,000 shares of its common stock under the Share Repurchase Plan, and on September 1st, 6th, and 12th the Company repurchased an additional 329,000 shares in aggregate. On October 27 the Company repurchased an additional 2,328 shares, and the Company repurchased an additional 19,979 shares on March 14, 2012. All such shares were purchased at the price of $5.75 per share in accordance with the Share Repurchase Plan. A total of $3,925,393 was withdrawn from the Company’s trust account to complete such repurchases. The repurchased shares were subsequently cancelled.

As of September 30, 2012, 14,319,693 shares of common stock were issued and outstanding, following the cancellation of 450,000 shares which were forfeited by the Initial Shareholders upon the underwriters’ election not to exercise their over-allotment option; and the repurchase and subsequent cancellation of 658,000 shares under the Company’s Share Repurchase Plan. In addition, 750,000 of such shares are subject to forfeiture in the event that the Company does not satisfy the conditions required to redeem any outstanding Warrants as described in Note 3.

Note 10—Subsequent Events

The Company issued a series of unsecured promissory notes to UBPS Services, LLC, an entity controlled by one of the Initial Stockholders, Bipin Shah on October 9, November 13, November 28 and December 6, 2012 in the amounts of $7,000, $15,000, $29,379.81, and 44,500 respectively. . These notes are non-interest bearing and are payable on the earlier of their first anniversary or the consummation of an initial business combination.

The Company filed its Proxy Statement on Schedule 14/A and amendments thereto on October 30, 2012, November 9, 2012, and November 13, 2012.

On November 13, 2012, the Company filed with the SEC its Definitive Proxy Statement, This statement invited all of the Company’s stockholders and warrant holders as of November 9, 2012 (the “record date”) to attend a special meeting of the Company’s stockholders and warrant holders, which was on December 11, 2012. At the special meeting the Company’s stockholders and warrant holders, as appropriate, were asked to”

F-13

(i) adopt:

(a) the Agreement and Plan of Merger, dated as of July 6, 2012 and as amended on August 9, 2012, by and among the Company, JP Merger Sub, LLC (the “JetPay Merger Sub”), JetPay, LLC (“JetPay”), WLES, L.P., (“WLES”) and solely for purposes of Sections 6.12 and 9.9 therein, Trent Voigt and the partners of WLES (the “JetPay Agreement”), and approve the transactions contemplated thereby, pursuant to which, through a series of transactions, JetPay will become a wholly-owned subsidiary of the Compay in exchange for $40 million in cash and Company common stock upon closing of the transaction and up to $10 million in cash and Company common stock upon the occurrence of certain events (the “JetPay Proposal”);

(b) the Agreement and Plan of Merger, dated as of July 6, 2012 and as amended on August 9, 2012, by and among the Company, Enzo Merger Sub, Inc. (the “EMS Merger Sub”), Francis David Corporation d/b/a Electronic Merchant Systems (“EMS”), the stockholders of EMS and James Weiland, as representative of the stockholders of EMS (the “EMS Agreement”), and approve the transactions contemplated thereby, pursuant to which, through a series of transactions, EMS will become a wholly-owned subsidiary of the Company in exchange for $80 million in cash and Company common stock upon closing of the transaction, $10 million in cash to be released on the 18-month anniversary of the closing and up to $15 million in cash and Company common stock upon the occurrence of certain events (the “EMS Proposal”); and

(c) the Agreement and Plan of Merger, dated as of July 6, 2012 and as amended on August 9, 2012, by and among the Company, ADC Merger Sub, Inc. (the “ADC Merger Sub”), AD Computer Corporation (“ADC”), Payroll Tax Filing Services, Inc. (“PTFS”), Carol and C. Nicholas Antich as Joint Tenants, C. Nicholas Antich, Carol Antich, Eric Antich, Lynn McCausland, the B N McCausland Trust, Joel E. Serfass and C. Nicholas Antich, as representative of the stockholders of ADC and PTFS (the “ADC Agreement”), and approve the transactions contemplated thereby, pursuant to which, through a series of transactions, ADC will become a wholly-owned subsidiary of the Company in exchange for $22 million in cash and Company common stock upon closing of the transaction and $2 million in cash payable on the 24-month anniversary of the closing (the “ADC Proposal” and together with the JetPay Proposal and the EMS Proposal, the “Acquisition Proposals”);

(ii) adopt separate proposals for changes to the Restated Certificate of Incorporation of the Company (the “Charter”) to: (a) allow the size of the board of directors of the Company to be set by resolution of the Company’s board of directors; (b) delete various provisions applicable only to special purpose acquisition corporations prior to the completion of a business combination transaction that are currently contained in Article Six of the Charter; (c) arrange the Company’s board of directors into three classes of directors, whereby the directors serve for three-year staggered terms of office; (d) require an affirmative vote of the holders of at least 66.67% of the voting power of the voting stock of the Company in order to adopt amendments to the Charter or the bylaws of Company; (e) make the Company’s corporate existence perpetual; and (f) make certain other changes including, but not limited to: (i) elimination of any preemptive rights of the Company’s stockholders, (ii) limiting the liability of the board of directors to the fullest extent permitted by law, (iv) changes to the Company’s indemnification obligations to the board of directors, (v) permitting uncertificated shares; (vi) specifying that Delaware is exclusive jurisdiction for certain actions, (vii) changes to include provisions regarding no action by written consent, special meetings of stockholders and election of directors by written ballots, (viii) changes to specify that the provisions of the Charter are severable and other grammatical changes and language-clarifying changes (each, a “Charter Proposal” and collectively, the “Charter Proposals”);

(iii) approve the termination of the warrant agreement (the “Warrant Agreement”) that governs all of the Company’s warrants and conversion of each issued and outstanding warrant into .1333 shares of Company common stock (the “Warrant Proposal”); and

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(iv) approve, if necessary or appropriate, the adjournment of the special meeting of the Company’s stockholders to solicit additional proxies if there are insufficient votes at the time of the meeting to approve the Acquisition Proposals and the Charter Proposals (the “Stockholder Adjournment Proposal”).

If some but not all of the Acquisition Proposals are approved, UBPS may consummate any combination of the transactions contemplated by the approved Acquisition Proposals that would result in the acquisition of businesses whose fair value, as measured by the market value of the consideration paid under such proposals on July 6, 2012, is at least equal to $55,042,046, or 80% of the value of the funds being held in trust by the Company as of July 6, 2012 (the “Minimum Acquisition”). The Company intends to consummate each of the Acquisition Proposals that are approved by the Company’s stockholders and for which the conditions to consummation have been satisfied and its board of directors has not ascribed any particular preference to one of the proposed deals over any of the others. If all of the Company’s conditions to closing each of the Acquisitions Agreements have been satisfied, the Company could be subject to damages if it chose not to close such transaction for whatever reason. Consummation of the Charter Proposals and the Warrant Proposal are contingent upon the approval and consummation of the Acquisition Proposals constituting the Minimum Acquisition.

The Company’s Initial Stockholders have agreed, with respect to each of the Acquisition Proposals, to vote their 3,000,000 shares of Company common stock acquired prior to the Offering, representing an aggregate of approximately 21.0% of the outstanding shares of the Company’s common stock, in accordance with the vote of the majority of the common stock sold in the Offering. The Initial Stockholders also intend to vote all of their shares of the Company’s common stock “FOR” each of the Charter Proposals, the Warrant Proposal and Stockholder Adjournment Proposal.

Pursuant to the Charter, in connection with the Acquisition Proposals, the Company is providing all holders of shares of its common stock issued as part of the units in the Offering (the “Public Shares”) with the opportunity to have their Public Shares redeemed in connection with the Acquisition Proposals pursuant to, and subject to the limitations set forth in the Charter, for cash equal to the applicable redemption price per share determined in accordance with the Charter (a “Redemption”). If the holders of 93.1% (87.5% as adjusted for repurchases) or more of the Company’s Common Stock issued in the Offering demand a Redemption, then, in accordance with the terms of the Charter, the Company will not consummate the proposed transactions. The Company’s common stock, units and public warrants are listed on the NASDAQ Capital Market under the symbol “UBPS,” “UBPSU” and “UBPSW,” respectively.

On November 19, 2012, the Company entered into the Second Amendment to the JetPay Agreement (the “Second Amendment”), pursuant to which the relevant parties amended two provisions of the JetPay Agreement. First, the provision obligating the Company to pay $5,000,000 in cash upon a consummation of a redemption of the Company’s public warrants was amended so that such consideration is now payable if and when the trading price of the Company’s common stock is at least $9.50 per share for any 20 trading days out of a 30 trading day period. Second, the Second Amendment changed the date on which both parties could terminate the agreement if the closing of the transaction had not occurred, from November 15, 2012 to December 31, 2012.

On December 4, 2012, the Company and JetPay entered into the Third Amendment to the JetPay Agreement (the “Third Amendment”), pursuant to which the relevant parties amended the consideration due and payable at closing. Pursuant to the Third Amendment, for every share in excess of 4,740,746 shares of Company common stock that is to be redeemed for a pro rata portion of the funds held in trust, the cash consideration to be paid into the escrow account established at JPMorgan Chase Bank, N.A. at closing will be reduced by the product of such excess redemptions and $6.08, up to a maximum of $10,000,000 and the merger consideration to be paid into such escrow account will be increased by the lesser of (i) the product of such excess redemptions and $6.08, divided by $6.00 and (ii) 1,666,667 shares.

On December 11, 2012, the Company, Enzo Merger Sub, Inc. and the Francis David Corporation d/b/a Electronic Merchant Systems mutually agreed to terminate that certain Agreement and Plan of Merger, dated as of July 6, 2012, among the Company, Enzo Merger Sub, Inc., EMS, the stockholders of EMS and James Weiland, as Representative.

F-15

On December 11, 2012, the Company held a special meeting of its warrant holders at which such warrant holders voted to adopt the proposal to approve the termination of the warrant agreement that governs all of the Company’s issued and outstanding warrants and the conversion of each issued and outstanding warrant of the Company into .1333 shares of the Company’s common stock. The consummation of this proposal is contingent upon consummation of certain of the acquisition proposals described in the Definitive Proxy Statement the Company filed with the Securities and Exchange Commission on November 13, 2012 on Schedule 14A. The final voting results were as follows:

	For	Against	Abstain/Withhold
Number of votes	13,159,682	232,500	1,500
Percentage of shares outstanding and entitled to vote	98.25%	1.74%	0.01%

On December 17, 2012, the Company entered into agreements with two investment advisory clients of Wellington Management Company, LLP: (i) an Option Issuance Agreement (the “Bermuda Issuance Agreement”) by and among the Company, Wolf Creek Investors (Bermuda) L.P. (“Bermuda”) and each of Bipin C. Shah, Peter Davidson, Frederick S. Hammer, Arthur F. Ryan, Robert Palmer, Richard S. Braddock, Jonathan M. Lubert and Ira Lubert (collectively, the “Grantors”) and (ii) an Option Issuance Agreement (the “Partners Issuance Agreement” and together with the Bermuda Issuance Agreement, the “Issuance Agreements”) by and among the Company, Wolf Creek Partners, L.P. (“Partners”) and each of the Grantors.

Pursuant to the Bermuda Issuance Agreement, the Grantors agreed that if (i) the transactions contemplated by (A) the JetPay Agreement and (B) the ADC Agreement are consummated and (ii) in connection with the proposed transactions, Bermuda does not exercise its rights to redeem its shares of Company common stock for its pro rata share of the funds being held in the trust account established in connection with the Company’s Offering (“Redemption Rights”), the Grantors will, at the closing of the proposed transactions, issue to Bermuda an immediately exercisable option to purchase an aggregate of 188,384 shares of Company common stock owned by the Grantors at an exercise price of $0.005 per share.

Pursuant to the Partners Issuance Agreement, the Grantors agreed that if (i) the proposed transactions are consummated and (ii) in connection with the proposed transactions, Partners does not exercise its Redemption Rights, the Grantors will, at the closing of the proposed transactions, issue to Partners an immediately exercisable option to purchase an aggregate of 198,427 shares of Company common stock owned by the Grantors at an exercise price of $0.005 per share.

Each of the options will have an exercise period of five years. Both options prevent the holder from exercising the option to the extent (and only to the extent) that such exercise would result in beneficial ownership by such holder or any of its affiliates of more than 9.9% of the outstanding Company common stock. The Issuance Agreements contain the form of option to be granted to each of Bermuda and Partners by the Grantors as an exhibit.

The Grantors are obligated to deposit the aggregate number of shares that may be issued under each of the options that may be issued under the Issuance Agreements in an escrow account to be maintained by Continental Stock Transfer & Trust Company no later than December 20, 2012. The form of Escrow Agreement to be entered into among the Grantors, Bermuda, Partners and Continental Stock Transfer & Trust Company is an exhibit to each of the Issuance Agreements.

Pursuant to the Issuance Agreements, the Company agreed to file a registration statement covering resale of the shares that may be issued upon exercise of options no later than 30 days after consummation of the proposed transactions. The Company must use its reasonable best efforts to have such registration statement declared effective by the Securities and Exchange Commission as soon as possible and within certain time frames specified in the Issuance Agreements.

F-16

Pursuant to the Issuance Agreements, the Company also represented that until the proposed transactions are consummated there are material conditions to the consummation of the Transaction and agreed that the consummation of the proposed transactions will in no event occur prior to December 28, 2012.

On December 24, 2012, the Company, ADC and PTFS entered into the Second Amendment to the ADC Agreement (the “ADC Amendment”), pursuant to which the parties amended one of the representations being made by the Company with respect to its capitalization after the consummation of a business combination. In connection with amending such representation, a closing condition was added giving ADC the right to terminate the ADC Agreement if any material changes to the pro forma capitalization were made that were materially adverse to selling stockholders of ADC in the aggregate. The parties also agreed to specify the treatment of certain indebtedness and to extend the date on which the parties could terminate the ADC Agreement until December 31, 2012.

On December 27, 2012, the Company held a special meeting of its stockholders at which such stockholders voted to adjourn the special meeting until December 28, 2012 at 11:00 A.M., local time, at its original location. The final voting results were as follows:

	For	Against	Abstain/Withhold
Number of votes	11,870,327	458,308	482,537
Percentage of shares outstanding and entitled to vote	92.66%	3.58%	3.77%

On December 28, 2012, the Company held a special meeting of its stockholders at which such stockholders voted to adopt the JetPay and ADC Agreements and approve the amendments to the Charter. The final voting results were as follows:

Proposal to Adopt the Jet Pay Agreement:

	For	Against	Abstain/Withhold
Number of votes	12,025,077	439,308	481,567
Percentage of shares outstanding and entitled to vote	92.89%	3.39%	3.72%

Proposal to Adopt the ADC Agreement:

	For	Against	Abstain/Withhold
Number of votes	12,025,077	439,308	481,567
Percentage of shares outstanding and entitled to vote	92.89%	3.39%	3.72%

Proposal to Amend the Charter to Allow the Board to Set the Size of the Board:

	For	Against	Abstain/Withhold
Number of votes	10,193,177	439,308	2,313,467
Percentage of shares outstanding and entitled to vote	78.74%	3.39%	17.87%

Proposal to Amend the Charter to Remove Provisions Only Applicable to Special Purchase Acquisition Corporations :

	For	Against	Abstain/Withhold
Number of votes	9,293,277	1,335,208	2,317,467
Percentage of shares outstanding and entitled to vote	71.79%	10.31%	17.90%

F-17

Proposal to Amend the Charter to Provide for a Classified Board:

	For	Against	Abstain/Withhold
Number of votes	10,189,177	443,308	2,313,467
Percentage of shares outstanding and entitled to vote	78.71%	3.42%	17.87%

Proposal to Amend the Charter to Require 66.67% Majority to Amend the Charter or Bylaws:

	For	Against	Abstain/Withhold
Number of votes	9,293,277	1,339,208	2,313,467
Percentage of shares outstanding and entitled to vote	71.79%	10.34%	17.87%

Proposal to Amend the Charter to Make the Company’s Existence Perpetual:

	For	Against	Abstain/Withhold
Number of votes	9,295,277	1,337,208	2,313,467
Percentage of shares outstanding and entitled to vote	71.80%	10.33%	17.87%

Proposal to Amend the Charter to Make other Changes:

	For	Against	Abstain/Withhold
Number of votes	9,291,277	1,341,208	2,313,467
Percentage of shares outstanding and entitled to vote	71.77%	10.36%	17.87%

On December 28, 2012, pursuant to the ADC Agreement and the JetPay Agreement, ADC Merger Sub and JetPay Merger Submerged with and into ADC and JetPay, respectively, with ADC and JetPay surviving such mergers. In connection with the closing, the Company caused $16 million in cash to be delivered to the stockholders of ADC and approximately $6.8 million to WLES, L.P., JetPay’s sole member. Additionally, the Company issued 1 million shares of Common Stock to the stockholders of ADC and 3,666,667 shares of Common Stock to WLES, L.P., 3,333,333 of which was deposited in an escrow account to secure the obligations of WLES, L.P. under the JetPay Agreement.

In order to finance a portion of the proceeds payable in the Proposed Transactions, on December 28, 2012, the Company entered into a Secured Convertible Note Agreement (the “Note Agreement”) with Special Opportuntiies Fund, Inc., R8 Capital Partners, LLC, Bulldog Investors General Partnership, Ira Lubert, Mendota Insurance Company and American Services Insurance Company, Inc. (collectively, the “Note Investors”)pursuant to which, the Company issued $10 million in promissory notes secured by 50% of the Company’s ownership interest in JetPay. In connection with the Note Agreement, the Company entered into separate Secured Convertible Promissory Notes with each of the Note Investors (the “Notes”). Amounts outstanding under the Notes will accrue interest at a rate of 12% per annum. The Notes mature on the earlier of December 31, 2014 and consummation of $10 million in debt or equity financing by the Company. The Notes are not prepayable.

Pursuant to the Notes, the Note Investors will be entitled to convert all or any amounts outstanding under the Notes into shares of Common Stock at a conversion price of $5.15 per share, subject to certain adjustments.

F-18

In connection with the Note Agreement, the Company entered into Registration Rights Agreements on December 28, 2012 with each of the Note Investors, pursuant to which the Company agreed to provide registration rights with respect to the common shares issuable upon conversion whereby the Note Investors would be entitled up to three “demand” registration requests and unlimited “piggyback” registration requests. To the extent a registration for the shares has not been declared effective by June 30, 2013, the conversion price will be reduced by $0.15 per share with additional reductions of $0.05 per share for every 30 day delay thereafter until a registration has been declared effective.

In connection with the Notes, certain stockholders of the Company agreed to transfer up to approximately 840,000 shares of Common Stock that they acquired prior to Public Offering to certain of the Note Investors. Such shares were previously held in an escrow account established at the time of the Public Offering pursuant to Stock Escrow Agreements, each dated as of May 13, 2011, among each such stockholder, the Company and Continental Stock Transfer & Trust Company. Following the proposed transfers, such shares will no longer be held in escrow. As part of such share issuance, the Company entered into Registration Rights Agreements, dated as of December 28, 2012, with such investors which entitle such investors to up to three “demand” registration requests and unlimited “piggyback” registration requests.

As partial consideration for Mr. Lubert to enter into the Note Agreement, the Company agreed, pursuant to the Stock Escrow Termination Agreement, dated as of December 28, 2012, to terminate the Stock Escrow Agreement, dated as of May 13, 2011, among Mr. Lubert, the Company and Continental Stock Transfer & Trust Company, with respect to 826,000 common shares.

In order to finance the proposed transactions, on December 28, 2012, the Company also entered into an Amendment, Guarantee and Waiver Agreement (the “Assumption Agreement”) with JetPay and Ten Lords Ltd. Pursuant to the Assumption Agreement, the Company agreed to guarantee JetPay’s obligations with respect to an existing loan agreement between JetPay, Ten Lords, Ltd. and Providence Interactive Capital, LLC (collectively, the “Payees”). JetPay also agreed to compensate the Payees for any negative tax consequences as a result of the existing note remaining outstanding after December 31, 2012. Amounts outstanding under the loan will be convertible at the holders’ option into shares of Common Stock at a conversion price of $6.00 per share, unless JetPay is in default under the loan agreement, in which case, amounts outstanding under the loan agreement can be converted at the lower of (i) $6.00 per share and (ii) the average trading price of shares of Common Stock for the ten trading days prior to the delivery of notice requesting such conversion. JetPay also agreed to increase the interest rate on amounts outstanding under the loan to 9.5% for the first 180 days after the execution of the Assumption Agreement and 13.5% thereafter.

In exchange, Ten Lords Ltd agreed to consent to the transactions contemplated by the JetPay Agreement. JetPay was obligated to pay any amounts still outstanding on the existing loan in excess of $6 million upon closing of the transactions contemplated by the JetPay Agreement. All amounts outstanding under the loan agreement must be repaid within one year.

On December 28, 2012, ADC and Payroll Tax Filing Services, Inc. (“PTFS”, together with ADC, the “Borrowers”), as borrowers, entered into a Loan and Security Agreement (the “Loan and Security Agreement”) with Metro Bank as the lender for a term loan with a principal amount of $9,000,000. Amounts outstanding under the notes will accrue interest at a rate of 4% per annum. The loan matures on December 28, 2019 and amortizes over the course of the loan in equal monthly installments.

The loans are guaranteed by the Company and are secured by all assets of ADC and PTFS, as well as a pledge by the Company of its ownership of ADC. The Loan and Security Agreement contains affirmative and negative covenants, including limitations on the incurrence of indebtedness, liens, transactions with affiliates and other customary restrictions for loans of this type and size. The Borrowers are also subject to financial covenants related to their debt coverage ratio and total leverage ratio during the term of the loan. The loans may be prepaid at the option of the Borrowers without any premium or penalty and are subject to mandatory prepayments upon certain asset sales, casualty events, the incurrence of indebtedness and issuance of capital stock.

F-19

A D COMPUTER CORPORATION

BALANCE SHEETS

SEPTEMBER 30, 2012 AND 2011 (unaudited)

	2102	2011
	(Unaudited)	(Unaudited)
ASSETS
Current Assets
Cash and Cash Equivalents	$1,892,828	$2,687,982
Accounts Receivable	89,045	86,128
Inventory	128,147	117,469
Employee Advances	750	450
Prepaid Expenses	88,879	74,575
Total current assets	2,199,649	2,966,604

Property and Equipment, net	588,892	247,874

Other Assets
Goodwill	14,000	14,000
Intangibles, net	33,361	39,394
	47,361	53,394

Total Assets	$2,835,902	$3,267,872

LIABILITIES AND STOCKHOLDERS' EQUITY
Current Liabilities
Accounts Payable	106,716	54,965
Accrued Liabilities	296,555	269,861
Deferred Revenue	-	-
Total Current Liabilities	403,271	324,826

Long-Term Liabilities	-	-

Total Liabilities	403,271	324,826

Members' Equity
Common Stock, 100,000 shares authorized each of voting and nonvoting, 59,734 of voting issued and 27,010 shares of nonvoting issued and outstanding. Voting - $.10 par value, Nonvoting - no par value	5,974	5,974
Additional Paid-in capital	37,853	37,853
Retained Earnings	2,541,054	3,051,469
Less: Treasury stock (32,724 shares of voting shares), at cost	(152,250)	(152,250)
Total stockholders' equity	2,432,631	2,943,046

Total Liabilities and Members' Equity	$2,835,902	$3,267,872

F-20

A D COMPUTER CORPORATION

STATEMENTS OF INCOME

NONE MONTHS ENDING SEPTEMBER 30, 2012 AND 2011 (unaudited)

	2012	2011
	(Unaudited)	(Unaudited)
Revenue
Sales	$7,727,678	$7,615,047

Cost of goods sold	3,309,182	3,072,423

Gross profit	4,418,496	4,542,624

Operating expenses	$3,454,285	$3,066,856

Operating income	964,211	1,475,768

Other income (loss)	-	-
Interest and dividends	452	905
Realized gain (loss) on sale of fixed assets	1,593	-
Total other income (loss)	2,045	905

Income before taxes	966,256	1,476,673

Provision for income taxes	-	-

Net income	$966,256	$1,476,673

F-21

A D COMPUTER CORPORATION

STATEMENTS OF CHANGES IN STOCKHOLDERS' EQUITY

NINE MONTHS ENDING SEPTEMBER 30, 2012 AND 2011 (unaudited)

		Additional			Total
	Common	Paid-in	Treasury	Retained	Stockholders'
	Stock	Capital	Stock	Earnings	Equity

Balance January 1, 2011	$5,974	$37,853	$(152,250)	$1,752,824	$1,644,401

Net Income - 2011	-	-	-	1,126,506	1,126,506

Stockholder distributions	-	-	-	(200,418)	(200,418)

Balance - September 30, 2012	$5,974	$37,853	$(152,250)	$2,678,912	$2,570,489

Balance January 1, 2012	$5,974	$37,853	$(152,250)	$2,202,851	$2,094,428

Net income - 2012	-	-	-	966,256	966,256

Stockholder distributions	-	-	-	(117,638)	(117,638)

Balance September 30, 2012	$5,974	$37,853	$(152,250)	$3,051,469	$2,943,046

F-22

A D COMPUTER CORPOTATION

STATEMENTS OF CASH FLOWS

NINE MONTHS ENDING SEPTEMBER 30, 2012 AND 2011 (unaudited)

	2102	2011
	(Unaudited)	(Unaudited)
Operating Activities
Net income	$966,256	$1,476,673
Adjustments to reconcile net income to net cash provided by operating activities
Depreciation and amortization	39,822	33,014
Gain from disposal of equipment	-
Decrease in accounts receivable	698,548	723,262
Decrease in inventoru	-	-
Increase in employee advances	(150)	1,925
Increase in prepaid expenses	(48,346)	(29,384)
Increase (decrease) in accounts payable	(50,183)	(2,954)
Decrease in accrued liabilities	(1,023,523)	(948,799)
Decrease in deferred revenue
Net cash provided by operating activities	582,424	1,253,737

Investing activities
Proceeds from sale of property
Purchase of property and equipment	(396,533)	(43,444)
Net cash used by investing activities	(396,533)	(43,444)

Financing activities
Stockholder distributions	(109,850)	(230,258)
Net cash used in financing activities	(109,850)	(230,258)

Increase in cash	76,041	980,035

Cash at January 1	1,816,787	1,707,947

Cash at Sept 30	$1,892,828	$2,687,982

F-23

NOTES TO FINANCIAL STATEMENTS

Note 1 – Summary of Significant Accounting Policies

Nature of Operations

A D Computer Corporation (the Company) provides comprehensive payroll services to businesses of all types and sizes located throughout the United States. The services range from standard payroll processing to payroll tax filing, human resources and benefits software.

Use of Estimates

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates. In some instances below, the Company references June 30 instead of September numbers. The June period was used as it was the last period reviewed. If there was a significant change in the quarter from June 30 to September 30, it is so noted.

Inventory

Inventory consists of supplies used in payroll processing and shipping materials and are stated at the lower of cost or market value.

Property and Equipment

Property and equipment are stated at cost. Depreciation is recorded using the straight-line method over the estimated useful lives of the assets. The estimated useful lives of assets are as follows:

ASSET TYPE	Years

Furniture and fixtures	5-7
Transportation equipment	3-5
Machinery and equipment	5-7
Leasehold improvements	5-39

Maintenance and repairs are charged to expense as incurred.

Goodwill and Intangible Assets

Goodwill is measured for impairment on an annual basis or when a triggering event occurs. No indicators of impairment were identified during 2012 and 2011. Intangible assets consist of customer lists and purchased technology and are carried at cost. Amortization expense is recorded using the straight-line method over the estimated useful lives of the assets. The estimated useful lives of assets are as follows:

F-24

ASSET TYPE	Years

Computer software	5
Other intangible assets	5-15

Bad Debt Expense

The Company uses the direct write-off method as losses have historically been insignificant to the financial statements. The Company recorded no bad debts during the six-months ended June 30, 2012 and 2011.

Income Taxes

The Company, with the consent of its stockholders, has elected to be taxed as an “S” corporation for both Federal and Pennsylvania income tax purposes. The Company has not elected to be treated as an “S” corporation in the state of New Jersey. Generally under the “S” election, any Federal or state taxable income of the Company is included in the personal income tax returns of the stockholders of the Company. In accordance with the Financial Accounting Standards Board guidance on accounting for uncertainty in income taxes, management evaluated the Company’s tax positions and concluded that the Company had taken no uncertain tax positions that require adjustment to the financial statements to comply with the provisions of this guidance. With few exceptions, the Company is no longer subject to income tax examinations by the U.S. federal, state or local tax authorities for years before 2009.

Long-Lived Assets

The Company reviews the carrying value of long-lived assets for impairment whenever events or changes in circumstances indicate that carrying amounts of the assets might not be recoverable.

Cash Flows

For purposes of the Statements of Cash Flows, the Company considers cash on hand and demand deposits with financial institutions to be cash and cash equivalents. The Company paid no income taxes and no interest during each of the nine-months ended September 30, 2012 and 2011.

Concentration of Credit Risk

The Company maintains deposits in excess of Federally insured limits, which is identified as a concentration of credit risk.

Subsequent Events

The Company has evaluated subsequent events through September 30, 2012, the date that these financial statements were available to be issued, and concluded no events or transactions occurred during that period requiring recognition or disclosure.

F-25

Note 2 – Property and Equipment

Property and equipment at June 30, 2012 and 2011 consisted of the following:

	2012	2011
Furniture and fixtures	$995,574	$990,214
Transportation equipment	528,980	456,892
Machinery and equipment	1,663,788	1,568,177
Leasehold improvements	452,307	275,512
	3,640,649	3,290,795
Less: Accumulated Depreciation	2,984470	2,866,100

Property and Equipment, net	$656,179	$424,695

Note 3 – Intangible Assets

Intangible assets at June 30, 2012 and 2011 consisted of the following:

	2012	2011
Computer software	$995,574	$990,214
Customer lists	528,980	456,892
	241,845	241,845
Less: Accumulated Depreciation	206,976	200,942

Intangibles, net	$34,869	$40,903

Note 4 – Operating Leases

The Company leases its operating facility from its majority stockholders at a monthly rate of $38,605 through May 2012 and increasing to $40,150 for June 2012. The lease payment increases 4% annually on June 1. The lease expires May, 2016. The Company also leases an off-site disaster recovery site at a monthly rate of $2,734 with successive renewal terms of one year and off-site backup systems at a monthly rate of $2,513 expiring in December 2014. The Company leases various equipment at a combined monthly rate of $4,444 with various expiration dates through 2014. Future minimal annual lease payments at June 30, 2012 are as follows:

Period Ending June 30,	Amount

2013	$556,350
2014	575,070
2015	575,322
2016	559,316

Total	$2,270,058

F-26

Note 5 – Pension Plan

The Company maintains a 401(k) profit-sharing plan covering all eligible employees. The Company is required to match each employee contribution in the amount of 100% of the first 3% of eligible compensation. Additional contributions may be made at the discretion of the Board of Directors. The Company’s contribution amounted to $72,772 and $67,534 for the six-months ended June 30, 2012 and 2011, respectively.

Note 6 – Related Party Transactions

The Company provides payroll tax filing related services to a company that is 50% owned by shareholders of the Company. The Company recorded $576,948 and $571,049 of income related to these fees for the six-months ended June 30, 2012 and 2011, respectively. Accounts receivable in the amount of $283,987 and $221,443 and a related deferred revenue amount of $114,659 and $110,721 for the six-months ended June 30, 2012 and 2011, respectively, are included on the accompanying balance sheet related to these fees.

F-27

PAYROLL TAX FILING

BALANCE SHEETS

September 30, 2012 and 2011 (unaudited)

	2012	2011
	(Unaudited)	(Unaudited)
ASSETS
Current Assets
Cash	$328,300	$463,727
Restricted cash for payroll taxes payable	41,525,520	38,820,603
Accounts Receivable	-	-
Payroll taxes receivable	1,495,139	2,634,557
Other Current Assets	8,935	8,788
Total current assets	43,357,894	41,927,675

Other Assets
Intangibles	202	202
Less: accumulated amortization	-202	-202
	-	-

Total Assets	$43,357,894	$41,927,675

LIABILITIES AND STOCKHOLDERS' EQUITY
Current Liabilities
Accounts Payable	$-	$-
EIT Withholding	2,032	1,693
Other Withholding	244	190
Accrued Expenses	-	-
Payroll taxes payable	43,020,659	41,455,160
Deferred Revenue	-	-
Total Current Liabilities	43,022,935	41,457,043

Long-Term Liabilities
Due to stockholders	30,000	30,000

Total Liabilities	43,052,935	41,487,043

Stockholders' Equity
Common Stock, 100,000 shares authorized, 3,000 shares issued and outstanding - no par value	3000	3,000
Retained Earnings	301,959	437,632
Total stockholders' equity	304,959	440,632

Total Liabilities and Members' Equity	$43,357,894	$41,927,675
F-28

PAYROLL TAX FILING

STATEMENTS OF INCOME

NINE MONTHS ENDING SEPTEMBER 30, 2012 AND 2011 (unaudited)

	2012	2011
	(Unaudited)	(Unaudited)
Revenue
Fee income	$1,993,217	$1,907,326
Trust account earnings	199,278	242,523
Interest income	1,958	2,574
Other income	997	344
Total Revenues	2,195,450	2,152,767

Expenses
Salaries and wages	$540,795	$486,885
Outside services	912,291	911,509
Professional fees	107,126	18,637
Employee benefits	39,601	31,194
Real estate rental	24,648	24,648
Maintenance and repairs	1,099	997
Office expense	80,829	78,164
Postage and mailing	15,843	15,412
Travel & promotion	800	2,506
Computer program costs	91,410	80,978
Telephone	2,657	2,436
Utilities	5,639	6,366
Payroll taxes	39,862	34,553
Pension	11,469	12,938
Insurance	13,649	4,014
Dues and subscriptions	285	213
Interest	-	-
Taxes	1,971	1,786
Other expenses	3518	1899
Total Expenses	1,893,492	1,715,135

Net income	$301,958	$437,632

F-29

PAYROLL TAX FILING

STATEMENTS OF CHANGES IN STOCKHOLDERS' EQUITY

NINE MONTHS ENDING SEPTEMBER 30, 2012 AND 2011 (unaudited)

			Total
	Common	Retained	Stockholders'
	Stock	Earnings	Equity

Balance January 1, 2011	$3,000	$257,139	$260,139

Net Income - 2011	-	273,056	273,056

Stockholder distributions	-	49,036)	(49,036)

Balance - September 30, 2012	$3,000	$481,159	$484,159

Balance January 1, 2012	$3,000	$180,708	$183,708

Net income - 2012	-	301,958	301,958

Stockholder distributions	-	(45,034)	(45,034)

Balance September 30, 2012	$3,000	$437,632	$440,632

F-30

PAYROLL TAX FILING

STATEMENTS OF CASH FLOWS

NINE MONTHS ENDING SEPTEMBER 30, 2012 AND 2011 (unaudited)

	2012	2011
	(Unaudited)	(Unaudited)
Operating Activities
Net income	$301,958	$437,632
Adjustments to reconcile net income to net cash provided by operating activities
Change in restricted cash for payroll taxes	2,887,136	(874,870)
Decrease in accounts receivable	-	-
Change in payroll taxes receivable	4,524,492	498,062
Change in other current assets	660	6,047
Decrease in prepaid expenses	-	-
Decrease in accounts payable and accrued liabilities	-	-
Change in payroll taxes payable	(7,411,628)	376,808
Change in other current liabilities	(9,497)	(5,164)
Net cash provided by operating activities	293,121	438,515

Investing activities
None	-	-

Financing activities
Stockholder distributions	(45,032)	(49,035)
Net cash used in financing activities	(45,032)	(49,035)

Increase in cash	248,089	389,480

Cash at January 1	80,211	74,247

Cash at September 30	$328,300	463,727

F-31

Payroll Tax Filing

NOTES TO FINANCIAL STATEMENTS

Note 1 - Summary of Significant Accounting Policies

Nature of Operations

Payroll Tax Filing Services, Inc. (the Company) prepares, processes and files payroll tax deposits and required payroll tax returns for clients of a related payroll processing company from its office in Center Valley, Pennsylvania. The Company provides its services to businesses of all types and sizes located throughout the United States.

Use of Estimates

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Restricted Cash

The Company has entered into a cash management agreement with a financial institution. The agreement provides for the daily collected balance within the restricted trust account to be invested in a repurchase agreement at a variable rate (the Federal Funds Rate less .035%). The repurchase agreement matures daily.

Intangible Assets

Intangible assets consist of organizational costs and are carried at cost. Amortization expense is recorded using the straight-line method over the estimated useful lives of the assets.

Bad Debt Expense

The Company uses the direct write-off method as losses have historically been insignificant to the financial statements. There were no bad debts recorded during the six-months ended September 30, 2012 and 2011.

Income Taxes

The Company, with the consent of its stockholders, has elected to be taxed as an “S” corporation for both Federal and state income tax purposes. Generally under this election, any Federal or state taxable income of the Company is included in the personal income tax returns of the stockholders of the Company. Accordingly, no provision for income taxes has been recorded in the accompanying financial statements.

F-32

Income Taxes – (Continued)

In accordance with the Financial Accounting Standards Board guidance on accounting for uncertainty in income taxes, management evaluated the Company’s tax positions and concluded that the Company had taken no uncertain tax positions that require adjustment to the financial statements to comply with the provisions of this guidance. With few exceptions, the Company is no longer subject to income tax examinations by the U.S. federal, state or local tax authorities for years before 2009.

Cash Flows

For purposes of the Statements of Cash Flows, the Company considers cash on hand and unrestricted demand deposits with financial institutions to be cash and cash equivalents. The Company paid $1,500 of interest during the six-months ended September 30, 2012 and 2011.

Concentration of Credit Risk

The Company maintains deposits in excess of Federally insured limits, which is identified as a concentration of credit risk.

Subsequent Events

The Company has evaluated subsequent events through September 30, 2012, the date that these financial statements were available to be issued, and concluded no events or transactions occurred during that period requiring recognition or disclosure.

Note 2 - Deferred Revenue/Charges

Deferred revenue represents amounts billed to customers in advance for services to be provided by the Company for the year-end tax filings. Deferred charges represent the corresponding expenses related to those services.

Note 3 - Related Party Transactions

The Company is provided all of its clientele from a payroll processing company owned by shareholders who own 50% of the Company. All information necessary to prepare and file the payroll tax deposits and filings are provided by the payroll processing company for which they are paid a fee equal to 45% of all fees collected by the Company for the nine-months ended September 30, 2012 and 2011. The Company recorded $912,251 and $911,509 of expense related to these fees for the nine-months ended September 30, 2012 and 2011, respectively.

F-33

THE JETPAY COMPANIES

COMBINED BALANCE SHEETS

AS OF SEPTEMBER 30, 2012 AND 2011 (unaudited)

	2012	2011
	(Unaudited)	(Unaudited)
ASSETS
Current Assets
Cash and Cash Equivalents	$690,977	$847,807
Restricted Cash	101,972	102,344
Accounts Receivable, Trade, net of allowance for doubtful accounts of $225,000 and $0, respectively	1,805,000	1,900,000
Accounts Receivable, Related Parties	75,000	100,000
Due from Employees	2,975	6,200
Prepaid Expenses	16,953	11,594
Total current assets	2,692,877	2,967,945

Property and Equipment, at cost, net of accumulated depreciation of $1,355,739 and $1,286,134, respectively	546,402	376,998

Other Assets - Deposits	2,920,389	2,930,967

Total Assets	$6,159,668	$6,275,910

LIABILITIES AND MEMBERS' EQUITY
Current Liabilities
Note payable, current maturities	$374,150	$465,468
Accounts Payable and Accrued Expenses, Trade	1,681,454	1,509,208
Accrued Payroll Liabilities	221,284	226,356
Total Current Liabilities	2,276,888	2,201,032

Long-Term Liabilities
Notes Payable, net of current maturities	7,510,316	7,848,014
ISO Funds, held in reserves	124,177	265,805
Total Long-Term Liabilities	7,634,493	8,113,819

Total Liabilities	9,911,381	10,314,851

Members' Equity	(3,751,713)	(4,038,941)

Total Liabilities and Members' Equity	$6,159,668	$6,275,910

F-34

THE JETPAY COMPANIES

COMBINED STATEMENTS OF INCOME AND MEMBERS' EQUITY

NINE MONTHS ENDING JUNE 30, 2012 AND 2011 (unaudited)

	2012	2011
	(Unaudited)	(Unaudited)

REVENUES	$14,082,036	$13,919,196

COST OF SERVICES	6,944,221	6,683,300

GROSS PROFIT	7,137,815	7,235,896

OPERATING EXPENSES
Clearing and Settlement	623,231	409,361
Customer Service Expense	301,550	357,572
Engineering Expense	1,022,781	884,088
Selling and Administrative Expense	4,633,560	2,143,121

Total Operating Expense	6,581,122	3,794,142

NET INCOME FROM OPERATIONS	556,693	3,441,754

OTHER INCOME/(EXPENSE)
Interest Income	52,282	41,570
Interest Expense	(395,570)	(256,210)
State Margin Tax Expense	(81,360)	(170,203)

Total Other Income/(Expense)	(424,648)	(384,843)

NET INCOME	132,045	3,056,911

MEMBERS' EQUITY, beginning of year	-3,883,758	-5,695,852

Distributions to Members	0	1,400,000

MEMBERS' EQUITY, end of period	$-3,751,713	$-4,038,941

F-35

THE JETPAY COMPANIES

COMBINED STATEMENTS OF CASH FLOWS

NINE MONTHS ENDING SEPTEMBER 30, 2012 (unaudited)

9/30/2012
CASH FLOW FROM OPERATING ACTIVITIES
Net income	$132,045

Adjustments to reconcile change in net income to net
cash provided by operating activities:
Depreciation	115,027
Change in restricted cash	-
Change in accounts receivable	128,831
Change in employee advances	2,500
Change in prepaid expense	122,630
Change in other assets - deposits	(1,776,128)
Change in accounts payable & accrued expenses trade	1,160,653
Change in accrued payroll liabilities	(86,100)
Change in ISO Funds, Held in Reserve	24,438

Net cash provided by operating activities	(176,104)

CASH FLOW FROM INVESTING ACTIVITIES
Purchase of property and equipment	(159,901)
Loans to related parties	(7,727)

Net cash used by investing activities	(167,628)

CASH FLOW FROM FINANCING ACTIVITIES
Principal payments on notes payable	(326,586)
Contributions from members	-
Distributions to members	(357,000)

Net cash used by financing activities	(683,586)

NET CHANGE IN CASH AND CASH EQUIVALENTS	(1,027,318)

CASH AND CASH EQUIVALENTS, beginning of year	1,718,295

CASH AND CASH EQUIVALENTS, end of period	$690,977

F-36

Notes to the Combined Financial Statements

Note 1 – Basis of Presentation, General and Business

Organization and Principles of Combination

The JetPay Companies (the Combined Companies or the Companies) are a group of related companies with similar ownership and in a similar line of business. The companies included in these combined statements are JetPay, LLC (a Texas LLC), JetPay Merchant Services LLC (a Texas LLC), and JetPay ISO Services, LLC (a Texas LLC). All intercompany balances and transactions have been eliminated in the combined financial statements.

JetPay, LLC (JP) is a closely-held Texas limited liability company that was organized in 2001. JP is a professional services firm specializing in the processing and forwarding of credit card information from individual user organizations to member banks and processing houses. JP’s operations are conducted primarily from one location in Carrollton, Texas, with a backup data center maintained in Sunnyvale, Texas. JetPay Merchant Services, LLC (JPMS) was organized in 2003 and markets credit and debit card services to merchants. JetPay ISO Services, LLC (JPISO) was organized in 2005 and markets credit and debit card services to Independent Sales Organizations.

JT Holdings is considered a related party to the Combined Companies due to similar ownership. JT Holdings owns the building in Sunnyvale, Texas where the Companies’ backup facility is maintained.

The information in the accompanying interim consolidated financial statements has not been audited or reviewed by independent accountants. These interim consolidated financial statements do not include all the information and disclosures required by generally accepted accounting principles in the United States of America for complete financial statements. The results of operations for such interim periods are not necessarily indicative of results of operations for a full year. These interim consolidated financial statements should be read in conjunction with the Company’s consolidated financial statements for the year ended December 31, 2011.

The preparation of financial statements in conformity with generally accepted accounting principles in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities, the disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could different from those estimates.

Note 1 of the Notes to Consolidated Financial Statements included in the Company’s Annual Report for the year ended December 31, 2011 contains a description of the Company’s significant accounting policies.

Subsequent Events

On July 9, 2012, the sole member of the combined companies entered into an agreement to sell the company to Universal Business Payment Solutions (UBPS). The agreement requires approval by the stockholders of UBPS and the Securities and Exchange Commission (SEC).

On March 14, 2012, a charter airline merchant of JetPay Merchant Services, LLC suddenly stopped flying and declared bankruptcy. While JetPay and its sponsor Bank have catastrophic insurance on this merchant, the resulting chargebacks from consumers are being funded until such time as the insurance claim can be validated. The insurance has a $250,000 deductible and a $25 million limit. Additional detail regarding this matter can be found in the Summary Financial Statements in this filing.

The Companies have evaluated subsequent events through September 30, 2012, the date which the financial statements were available to be issued.

F-37